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                                                                    EXHIBIT 10.1










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                                      THIRD

                              AMENDED AND RESTATED

                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                         SLT REALTY LIMITED PARTNERSHIP






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                                TABLE OF CONTENTS


ARTICLE 1

         Definitions..........................................................4
         1.1      Definitions.................................................4

ARTICLE 2

         Continuation and Business of the Partnership........................17
         2.1      Continuation...............................................17
         2.2      Name.......................................................17
         2.3      Character of the Business..................................17
         2.4      Location of Principal Place of Business....................18
         2.5      Registered Agent and Registered Office.....................18
         2.6      Restatement of Agreement...................................18

ARTICLE 3

         Term................................................................18
         3.1      Commencement...............................................18
         3.2      Dissolution................................................18

ARTICLE 4

         Capital Contributions...............................................19
         4.1      Capital Contributions; RP Units............................19
         4.2      Redemption of  RP Units Held by Limited Partner.  .........20
         4.3      Percentage Interests.......................................21
         4.4      Purchase Rights............................................21
         4.5      No Third Party Beneficiaries...............................21
         4.6      No Interest on or Return of Capital Contribution...........21

ARTICLE 5

         Indemnification.....................................................22
         5.1      Indemnification of the General Partner.....................22
         5.2      Indemnification of Limited Partners........................23
         5.3      Notice of Claims...........................................24
         5.4      Third Party Claims.........................................24
         5.5      Indemnification Pursuant to Formation Agreement............25


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ARTICLE 6

         Allocations, Distributions and Other Tax and Accounting Matters.....25
         6.1      Allocations................................................25
         6.2      Distributions..............................................30
         6.3      Books of Account...........................................31
         6.4      Reports....................................................31
         6.5      Tax Elections and Returns..................................31
         6.6      Tax Matters Partner........................................31
         6.7      Withholding Payments Required By Law.......................32

ARTICLE 7

         Rights, Duties and Restrictions of the General Partner..............33
         7.1      Powers and Duties of the General Partner...................33
         7.2      Reimbursement of the General Partner.......................36
         7.3      Outside Activities of the General Partner..................37
         7.4      Contracts with Affiliates..................................37
         7.5      Title to Partnership Assets................................37
         7.6      Reliance by Third Parties..................................38
         7.7      Liability of the General Partner...........................38
         7.8      Other Matters Concerning the General Partner...............39
         7.9      Operation of SLT in Accordance with REIT Requirements......39
         7.10     Replacement of General Partner.............................40

ARTICLE 8

         Dissolution, Liquidation and Winding-Up.............................40
         8.1      Accounting.................................................40
         8.2      Distribution on Dissolution................................40
         8.3      Documentation of Liquidation...............................41

ARTICLE 9

         Transfer............................................................41
         9.1      General Partner............................................41
         9.2      Transfers by Limited Partners..............................42
         9.3      Certain Restrictions on Transfer...........................43
         9.4      Effective Dates of Transfers...............................44
         9.5      Transfer...................................................45

ARTICLE 10

         Rights and Obligations of the Limited Partners......................45
         10.1     No Participation in Management.............................45


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         10.2     Bankruptcy of a Limited Partner............................45
         10.3     No Withdrawal..............................................45
         10.4     Conflicts..................................................45
         10.5     Provision of Information...................................46
         10.6     Power of Attorney..........................................47
         10.7     Ownership of Starwood Units................................48
         10.8     Waiver of Fiduciary Duty...................................48

ARTICLE 11

         Amendment of Partnership Agreement, Meetings........................49
         11.1     Amendments.................................................49
         11.2     Meetings of the Partners; Notices to Partners..............50
         11.3     Mergers ...................................................51

ARTICLE 12

         General Provisions..................................................51
         12.1     No Liability of Directors and Others.......................51
         12.2     Notices....................................................51
         12.3     Controlling Law............................................52
         12.4     Execution of Counterparts..................................52
         12.5     Severability...............................................52
         12.6     Entire Agreement...........................................52
         12.7     Paragraph Headings.........................................52
         12.8     Gender, Etc................................................52
         12.9     Number of Days.............................................52
         12.10    Partners Not Agents........................................53
         12.11    Assurances.................................................53
         12.12    Waiver of Partition........................................53
         12.13    Starwood Hotels & Resorts..................................53


                                LIST OF EXHIBITS

Exhibit

  A        List of Partners, Percentage Interests and RP Units

  A-1      List of Class A Limited Partners, Percentage Interests and Class A RP
           Units

  B        Notice Addresses of Partners


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         THE LIMITED PARTNERSHIP INTERESTS REFERRED TO IN THIS AGREEMENT HAVE
         NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. REFERENCE IS MADE TO ARTICLE 9 OF THIS AGREEMENT FOR PROVISIONS RELATING TO VARIOUS RESTRICTIONS ON THE SALE OR OTHER TRANSFER OF THESE INTERESTS.


                                      THIRD

                              AMENDED AND RESTATED

                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                         SLT REALTY LIMITED PARTNERSHIP


                  THIS THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP
AGREEMENT (this "Agreement") is made and entered into as of the Effective Time (as defined below) by and among Starwood Hotels & Resorts, a Maryland real estate investment trust ("SLT"), as General Partner, and the persons whose names are set forth on Exhibit A and Exhibit A-1 hereto, as each such Exhibit may be amended from time to time, as limited partners, pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act (the "Act").


                                    RECITALS

         A. SLT, Berl Holdings, L.P., Starwood-Apollo Hotel Partners VIII, L.P., Starwood-Apollo Hotel Partners IX, L.P., Starwood-Nomura Hotel Investors, L.P., Starwood/Wichita Investors, L.P., Starwood-Huntington Partners, L.P., and Woodstar Partners I, L.P., were the parties to that certain Limited Partnership Agreement of SLT Realty Limited Partnership dated as of December 15, 1994 (hereinafter, the "Original Agreement" and the "Partnership," respectively).

         B. Firebird Consolidated Partners, L.P., was admitted as a limited partner of the Partnership pursuant to that certain Admission of Limited Partner, Consent and Amendment dated March 24, 1995.

         C. The Original Agreement was restated by that certain Amended and Restated Limited Partnership Agreement of SLT Realty Limited Partnership by and between SLT, as General Partner, and the Limited Partners of the Partnership, as such group was then constituted, dated as of June 29, 1995 (the "Original Restated Agreement").


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         D. The Original Restated Agreement was amended by that certain
Amendment by and between SLT, as General Partner, and the Limited Partners of the Partnership, as such group was then constituted, dated as of May 14, 1996.

         E. Philadelphia HSR Limited Partnership ("HSR") was admitted as a limited partner of the Partnership pursuant to that certain Admission of Limited Partner, Consent and Amendment (Realty Partnership) dated as of June 3, 1996.

         F. Starwood/Wichita Investors, L.P., Berl Holdings, L.P., Starwood-Huntington, L.P., Woodstar Partners I, L.P., and Wichita Harvey Partners, Ltd., transferred their respective interests in the Partnership to SRL Holdings, Inc., Starwood Capital Group I, L.P., Starwood Opportunity Fund II, L.P., Moonwood Investment Partners, L.P., Woodstar II, L.P., Hospitality Partners, Bristol Hotel Management Corp., and Edward J. Rohling, and each such Person was admitted as a limited partner of the Partnership pursuant to that certain Admission of Limited Partners Agreement dated as of June 4, 1996.

         G. Philadelphia HIR Limited Partnership ("HIR") was admitted as a limited partner of the Partnership pursuant to that certain Admission of Limited Partner, Consent and Amendment (Realty Partnership) dated as of July 1, 1996.

         H. Starwood-Apollo Hotel Partners VIII, L.P., transferred its interest in the Partnership to SAHI, Inc., Starwood Hotel Investors, L.P., and AP-GP Midstar Hotels VIII, Inc.; Starwood-Apollo Hotel Partners IX, L.P., transferred its interest in the Partnership to SAHI, Inc., Starwood Hotel Investors, L.P., and AP-GP Midstar Hotels IX, Inc.; Starwood Hotel Investors, L.P., transferred its interest in the Partnership to Starwood Hotel Investors II, L.P., SAHI, Inc. and AP-GP Master Midstar, L.P.; and AP-GP Midstar Hotels VIII, Inc., AP-GP Midstar Hotels IX, Inc., and AP-GP Master Midstar, L.P., transferred their respective interests in the Partnership to Apollo Real Estate Investment Fund, L.P., and each of Starwood Hotel Investors II, L.P., SAHI, Inc. and Apollo Real Estate Investment Fund was admitted as a limited partner of the Partnership pursuant to that certain Admission of Limited Partners Agreement dated as of December 12, 1996;

         I. Starwood-Nomura Hotel Investors, L.P., SRL Holdings, Inc., Starwood Capital Group, L.P., Moonwood Investment Partners, L.P., Woodstar Partners II, L.P., Berl Holdings I, Inc., SAHI, Inc., and Harveywood Hotel Investors II, L.P., transferred their interests in the Partnership to Burden Direct Investment Fund I., L.P., Ziff Investors Partnership, L.P., II, Carly Simon, Lambster Partners Limited Partners, Montrose Corporation, Star Investors G.P., Meridian Investment Group, 1985 Trust f/b/o Clate Joseph Korsant, 1985 Trust f/b/o Justin Frederick Korsant, Jack Nash, the Nash Family Partnership, Brainard Holdings, Inc., Lowell D. Kraff, Max C. Chapman, Alan Schwartz, Geoffrey T. Boisi, Gregory Beer, Charles E. Mueller, James A. Kleeman, Steve Goldman, Mike Mueller, James
R. Gates, John Z. Kukral, John F. Couture, Barry S. Sternlicht, the Barry S. Sternlicht Family Spray Trust I, the Barry S. Sternlicht Family Spray Trust II, the Barry S. Sternlicht Family Spray Trust III, James G. Babb, III, Madison F. Grose, the Madison F. Grose Irrevocable Insurance Trust, Merrick R. Kleeman, JDE Revocable Trust u/a dated December 31, 1996, Eugene A. Gorab, Jerome C. Silvey, Geoffrey Beer, Jay Sugarman,


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Jennifer Albero, Steven Fiore, James Oldham, Jeff Dishner, Ellis F. Rinaldi, and
J. Peter Paganelli and each such Person was admitted as a limited partner of the Partnership pursuant to forty-four (44) separate Admission of Limited Partner Agreements each dated as of December 31, 1996.

         J. The Prudential Insurance Company of America, on behalf of Prudential Property Investment Separate Account II, Eleanor Mendell, as Trustee of the Gary Mendell Family Trust, Gary Mendell, Ellen-Jo Mendell, Stephen Mendell, Judith K. Rushmore, Murray Dow II, Westport Hospitality, Inc., Zapco Interest Holdings, LP, Zapco Holdings, Inc., Zapco Holdings, Inc. Deferred Compensation Plan Trust, Orna L. Shulman, Arthur Green, Michael Hall, Mark Rosinsky, Randi Rosinsky, John Daily, Felix Cacciato, Thomas Clearwater, Harvey Moore, and Tracy Driscoll (collectively, the "HEI Contributors") were each admitted as a limited partner of the Partnership pursuant to that certain Admission of Limited Partners, Consent and Amendment (Realty Partnership) dated as of February 14, 1997.

         K. The Hermitage, L.P. was admitted as a limited partner of the Partnership pursuant to that certain Admission of Limited Partners, Consent and Amendment (Realty Partnership) dated as of March 11, 1997.

         L. The Original Restated Agreement, as amended, was restated by that certain Second Amended and Restated Limited Partnership Agreement of SLT Realty Limited Partnership by and between SLT, as General Partner, and the Limited Partners of the Partnership, as such group was then constituted, dated as of November 14, 1997 (the "Second Restated Agreement").

         M. The Second Restated Agreement was amended by that certain First Amendment to Second Amended and Restated Limited Partnership Agreement of SLT Realty Limited Partnership by and between SLT, as General Partner, and the Limited Partners of the Partnership, as such group was then constituted, dated as of January 1, 1998.

         N. WHWE L.L.C., Woodstar Investor Partnership and Nomura Asset Capital Corporation were each admitted as a Class A Limited Partner, and the Second Restated Agreement was amended, pursuant to that certain Certificate of Admission of SLT Realty Limited Partnership dated as of January 2, 1998.

         O. To the extent required pursuant to the terms of the Second Restated Agreement, as amended, the Limited Partners consent to the restructuring of SLT and SLC and the transactions occurring in connection therewith as more fully described in the Restructuring Agreement (as defined below) and the Joint Proxy Statement (as defined below).

         P. The parties hereto have agreed to amend and restate the Second Restated Agreement, as previously amended, in its entirety to reflect the foregoing and to make other necessary or appropriate changes.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency


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of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
                                   Definitions

         1.1 Definitions. Except as otherwise herein expressly provided, the following terms and phrases shall have the meanings as set forth below:

             "Accountants" shall mean the national firm or firms of independent certified public accountants selected by the General Partner on behalf of the Partnership to audit the books and records of the Partnership and to prepare statements and reports in connection therewith.

             "Act" shall mean the Delaware Revised Uniform Limited Partnership Act, as the same may hereafter be amended from time to time.

             "Adjusted Capital Account Deficit" shall mean, with respect to any Partner or holder of RP Units other than the General Partner, the deficit balance, if any, in such holder's Capital Account as of the end of any relevant fiscal year and after giving effect to the following adjustments:

                    (a) credit to such Capital Account any amounts which such holder is obligated or treated as obligated to restore with respect to any deficit balance in such Capital Account pursuant to Section 1.704-1(b)(2)(ii)(c) of the Regulations, or is deemed to be obligated to restore with respect to any deficit balance pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

                    (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

This definition of Adjusted Capital Account Deficit is intended to comply with the requirements of the alternate test for economic effect contained in Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

             "Administrative Expenses" shall mean: (a) all administrative and operating costs and expenses of the Partnership; (b) those administrative costs and expenses of the General Partner, including, but not limited to, salaries and other remunerations paid to trustees, officers and employees of the General Partner and accounting and legal expenses undertaken by the General Partner on behalf or for the benefit of the Partnership; and (c) to the extent not included in clause (b) above, REIT Expenses. The foregoing notwithstanding, "Administrative Expenses" shall not include administrative costs and expenses of the General Partner or REIT Expenses not properly allocable to the business of the Partnership.

             "Affected Gain" shall have the meaning set forth in Section 6.1(c)(ii) hereof.


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             "Affiliate" shall mean, with respect to any Partner (or as to any other Person the Affiliates of whom are relevant for purposes of any of the provisions of this Agreement): (a) any member of the Immediate Family of such Partner or Person; (b) any trustee or beneficiary of a Partner which is a trust;
(c) any trust for the benefit of any Person referred to in the preceding clauses
(a) and (b); or (d) any Entity which directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, any Partner or Person referred to in the preceding clauses (a) through (c).

             "Agreement" shall mean this Limited Partnership Agreement, as amended, modified, supplemented or restated from time to time, as the context requires.

             "Audited Financial Statements" shall mean financial statements (balance sheet, statement of income, statement of partners equity and statement of cash flows) prepared in accordance with GAAP and accompanied by an independent auditor's report containing an opinion thereon.

             "Bankruptcy" shall mean, with respect to any Person: (a) the commencement by such Person of any petition, case or proceeding seeking relief under any provision or chapter of the federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy or reorganization; (b) an adjudication that such Person is insolvent or bankrupt; (c) the entry of an order for relief under the federal Bankruptcy Code with respect to such Person;
(d) the filing of any such petition or the commencement of any such case or proceeding against such Person, unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing; or (e) the filing of an answer by such Person admitting the allegations of any such petition.

             "Business Day" shall mean any day that is not a Saturday, Sunday or a day on which banking institutions in the State of California or the State of New York are authorized or obligated by law or executive order to close.

             "Capital Account" shall mean, as to any Partner or holder of RP Units, a book account maintained in accordance with the following provisions:

                  (a) to each Partner's or holder of RP Unit's Capital Account there shall be credited the amount of cash contributed by the Partner or holder, the initial Gross Asset value of any other asset contributed by such Partner or holder to the capital of the Partnership (net of liabilities secured by contributed property that the Partnership assumes or takes subject to), such Partner's or holder's distributive share of Net Income and any other items of income or gain allocated to such Partner or holder, the amount of any Partnership liabilities assumed by the Partner or holder or secured by distributed assets that such Partner or holder takes subject to and any other items in the nature of income or gain that are allocated to such Partner or holder pursuant to Section 6.1 hereof; and

                  (b) to each Partner's or holder of RP Unit's Capital Account there shall be debited the amount of cash distributed to the Partner or holder, the Gross Asset


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Value of any Partnership asset distributed to such Partner or holder pursuant to any provision of this Agreement, such Partner's or holder's distributive share of Net Losses and any other items in the nature of expenses or losses that are allocated to such Partner pursuant to Section 6.1 hereof.

In the event that a Partner's Partnership Interest or a holder of RP Unit's RP Units or portion thereof is transferred within the meaning of Section 1.704-1(b)(2)(iv)(f) of the Regulations, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Partnership Interest, RP Units or portion thereof so transferred. In the event that the Gross Asset Values of Partnership assets are adjusted, as contemplated in paragraph (b) or (c) of the definition of "Gross Asset Value," the Capital Accounts of the Partners and holders of RP Units shall be adjusted to reflect the aggregate net adjustments as if the Partnership sold all of its properties for their fair market values and recognized gain or loss for federal income tax purposes equal to the amount of such aggregate net adjustment. This definition of Capital Accounts is intended to comply with the maintenance of capital account provisions of Section 1.704-1(b) of the Regulations and shall be interpreted and applied in a manner consistent therewith.

             "Capital Contribution" shall mean, with respect to any Partner, the amount of cash and the initial Gross Asset Value of any Contributed Property (net of liabilities to which such property is subject).

             "Certificate" shall mean the Certificate of Limited Partnership establishing the Partnership, as filed with the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms of this Agreement and the Act.

             "Class A Limited Partners" shall mean those Persons listed under the heading "Class A Limited Partners" on Exhibit A-1 hereto in their respective capacities as Class A Limited Partners hereof, their permitted successors or assigns as Class A Limited Partners hereof, and any Person who, at the time of reference thereto, is a Class A Limited Partner of the Partnership.

             "Class A Liquidation Preference Distribution" shall mean, with respect to a Class A RP Unit, an amount equal to the "fair market value" of one OP Ordinary Unit, which shall accrue only in the event of the dissolution and liquidation of the Partnership not preceded or accompanied, within ninety (90) days of such dissolution and liquidation, by a liquidation and dissolution of the Operating Partnership. Such fair market value shall be determined in good faith by the General Partner as of the effective date of such liquidation and dissolution or, if no such effective date applies, as of the date of the first liquidating distribution pursuant to Section 8.2 hereof. In the event of any change in (a) the nature or amount of securities constituting a Starwood Unit,
(b) the correspondence of the number of RP Ordinary Units to the number of Starwood Units outstanding or (c) the correspondence of the number of OP Ordinary Units to the number of Starwood Units outstanding, the amount of the Class A Liquidation Preference Distribution that shall accrue with respect to each Class A RP Unit as a function of the fair market value of each OP Ordinary Unit shall be equitably adjusted.


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             "Class A RP Special Distribution" shall mean, with respect to a
Class A RP Unit, an amount equal to the sum, in cash, of the fair market value of all operating and liquidating distributions by the Operating Partnership with respect to OP Ordinary Units on or after January 2, 1998 (whether pursuant to Section 6.2 or 8.2 of the Operating Partnership Agreement) in an amount per Class A RP Unit equal to the amount so distributed in respect of each OP Ordinary Unit. In the event of any change in (a) the nature or amount of securities constituting a Starwood Unit, (b) the correspondence of the number of RP Ordinary Units to the number of Starwood Units outstanding or (c) the correspondence of the number of OP Ordinary Units to the number of Starwood Units outstanding, the amount of the Class A RP Special Distribution that shall accrue with respect to each Class A RP Unit as a function of the amount of the corresponding distribution on the OP Ordinary Units shall be equitably adjusted. Class A RP Special Distributions shall be made only with respect to Class A RP Units and shall accrue and be due at the time operating or liquidating distributions are made by the Operating Partnership.

             "Class A RP Units" shall have the meaning set forth in Section 4.1(c) hereof.

             "Class B Shares" shall mean the Class B shares of beneficial interest, par value $0.01 per share, of the General Partner.

             "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

             "Consent of the Limited Partners" shall mean the written consent of a Majority-In-Interest of the Limited Partners given in accordance with Section
11.2 hereof, which consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority-In-Interest of the Limited Partners, unless otherwise expressly provided herein, in their sole and absolute discretion.

             "Contributed Property" shall mean any property or other asset in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership with respect to the Partnership Interest held by each Partner.

             "Control" shall mean the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an Entity. In the case of a limited partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof shall be deemed to have control of such partnership and, in the case of a trust, any trustee thereof or any Person having the right to select any such trustee shall be deemed to have control of such trust.


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             "Corporation Shares" shall mean the common shares of beneficial interest, par value $0.01 per share, of SLC.

             "Declaration of Trust" shall mean the Declaration of Trust of the General Partner dated August 25, 1969, as amended and restated as of the Effective Time, as the same may be amended, modified, supplemented, restated or superseded from time to time.

             "Depreciation" shall mean, with respect to any asset of the Partnership for any fiscal year or other period, the depreciation or amortization, as the case may be, allowed or allowable for federal income tax purposes in respect of such asset for such fiscal year or other period, except that if the Gross Asset Value of an asset differs from its adjusted tax basis for federal income tax purposes at the beginning of such fiscal year or other period, Depreciation shall be an amount that bears the same ratio to such beginning book value as the federal income tax depreciation, amortization or other cost recovery deduction for such fiscal year or other period bears to such beginning adjusted tax basis and if such adjusted tax basis is zero, the Depreciation shall be based on the method of depreciation, amortization or other cost recovery deduction utilized in preparing the financial statements of the Partnership.

             "Effective Time" shall have the meaning set forth in Section 1.2 of the Restructuring Agreement.

             "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, real estate investment trust or association.

             "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and as interpreted by the applicable regulations thereunder (or any corresponding provisions of succeeding laws and regulations).

             "Exchange Rights Agreement" shall mean any Exchange Rights Agreement by and among SLT and/or SLC and one or more Limited Partners which is intended to provide for the rights of such Limited Partners to tender RP Units in exchange for Starwood Units, other securities, cash or a combination of the foregoing.

             "Excluded Liabilities" shall have the meaning set forth in Section 5.2(b) hereof.

             "Formation Agreement" shall mean that certain Formation Agreement by and among SLT, SLC, Starwood Capital Group, L.P., Berl Holdings, L.P., Woodstar Partners I, L.P., Starwood-Apollo Hotel Partners VIII, L.P., Starwood-Apollo Hotel Partners IX, L.P., Starwood-Nomura Hotel Investors, L.P., Starwood/Wichita Investors, L.P., and Starwood-Huntington Partners, L.P., dated as of November 11, 1994, and any amendments or modifications thereof or side letters thereto.


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             "GAAP" shall mean generally accepted accounting principles in the
United States, as in effect from time to time.

             "General Partner" shall mean SLT or its duly admitted successors and assigns as general partner of the Partnership at the time of reference thereto.

             "General Partner Payments" shall have the meaning set forth in
Section 7.2(c) hereof.

             "Gross Asset Value" shall mean, with respect to any asset of the Partnership, such asset's adjusted basis for federal income tax purposes, except as follows:

                  (a) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset at the time of its contribution as reasonably determined by the General Partner and the contributing Partner;

                  (b) the Gross Asset values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the General Partner, immediately prior to the following events:

                      (i) a Capital Contribution (other than a de minimis Capital Contribution) to the Partnership by a new or existing Partner as consideration for a Partnership Interest;

                      (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for the redemption of a Partnership Interest;

                      (iii) the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations; and

                      (iv) any other event as to which the General Partner reasonably determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners;

                  (c) the Gross Asset Values of Partnership assets distributed to any Partner shall be the gross fair market values of such assets as reasonably determined by the General Partner as of the date of distribution; and

                  (d) the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations; provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph to the extent that the General Partner reasonably determines that an adjustment


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
pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership's assets for purposes of computing Net Income and Net Loss. Any adjustment to the Gross Asset Values of Partnership property shall require an adjustment to the Partner's Capital Accounts.

             "HEI Contribution Agreement" shall mean that certain Contribution Agreement dated January 15, 1997, by and among the HEI Property Companies, SLC, the Partnership, SLT Financing Partnership, a Delaware general partnership, SLT, the Operating Partnership, and certain other parties.

             "HEI Contributors" shall have the meaning set forth in Recital J hereto.

             "HEI Property Companies" shall mean Westport Norfolk Associates Limited Partnership, a Delaware limited partnership, Pruwest Norfolk, L.L.C., a Delaware limited liability company, Westport BWI, L.L.C., a Delaware limited liability company, Pruwest Baltimore, L.L.C., a Delaware limited liability company, Westport Raritan, L.L.C., a Delaware limited liability company, Pruwest Edison, L.L.C., a Delaware limited liability company, Westport Novi, L.L.C., a Delaware limited liability company, Pruwest Novi, L.L.C., a Delaware limited liability company, Westport Park Ridge, L.P., a Delaware limited partnership, Westport Park Ridge, L.L.C., a Delaware limited liability company, Westport Long Beach, L.L.C., a Delaware limited liability company, Westport Charleston, L.L.C., a Delaware limited liability company, Westport Santa Rosa, L.L.C., a Delaware limited liability company, Westport Crystal City, L.L.C., a Delaware limited liability company, Prudential, Atlanta Hotel Associates, LP, a Connecticut limited partnership, Virginia Hotel Associates, L.P., a Delaware limited partnership, BW Hotel Realty, L.P., a Maryland limited partnership, Edison Hotel Associates, L.P., a New Jersey limited partnership, Novi Hotel Associates, L.P., a Delaware limited partnership, Park Ridge Hotel Associates, L.P., a Delaware limited partnership, Long Beach Hotel Associates, L.L.C., a New Jersey limited liability company, Charleston Hotel Associates, L.L.C., a New Jersey limited liability company, Santa Rosa Hotel Associates, L.L.C., a New Jersey limited liability company, Crystal City Hotel Associates, L.L.C., a New Jersey limited liability company, and Prudential HEI Joint Venture, a joint venture.

             "HIR" shall have the meaning set forth in Recital G hereto.

             "HSR" shall have the meaning set forth in Recital E hereto.

             "Immediate Family" shall mean, with respect to any Person, such Person's spouse (then current or former), parents, parents-in-law, descendants, brothers and sisters (whether by whole or half-blood), first cousins, brothers-in-law and sisters-in-law (whether by whole or half-blood), ancestors and lineal descendants.

             "Indemnitee" shall mean any Person who is, or at any time on or after December 15, 1994 was (a) a General Partner, or (b) an employee, trustee, director, officer, stockholder or Liquidating Trustee of the Partnership or the General Partner.

             "Inns Bonds" means, collectively, the Philadelphia Authority for Industrial Development Commercial Development Revenue Bonds (Economy Inn Project), Series A and Series B, in the original aggregate principal amounts of $9,725,000 and $1,700,000, respectively, as amended and restated in that certain Inns Second Supplemental Indenture dated as of July 1, 1992, and as defined in that certain Bond Purchase Agreement by and between The First National Bank of Boston, HSR, HIR, the Operating Partnership and the Partnership and dated as of February 26, 1996.

             "Issuance Percentage" of SLT or SLC, as the case may be, shall mean the relative values of the Class B Shares and the Corporation Shares, respectively, stated as a percentage of the sum of the values of the Starwood Units, and as most recently determined by SLT and SLC. This definition shall be appropriately modified to take into account any change in the nature or amount of securities constituting a Starwood Unit.

             "Joint Proxy Statement" means the Joint Proxy Statement of SLT and SLC dated as of December 3, 1998, constituting the Joint Proxy Statement of SLT and SLC for their respective 1998 annual meetings.

             "Lien" shall mean any liens, security interests, mortgages, deeds of trust, pledges, options, rights of first offer or first refusal and any other similar encumbrances of any nature whatsoever.

             "Limited Partners" shall mean those Persons listed under the heading "Limited Partners" on the signature pages hereto in their respective capacities as limited partners of the Partnership, their permitted successors or assigns as limited partners hereof, and any Person who, at the time of reference thereto, is a limited partner of the Partnership. Such term shall include Class A Limited Partners except where the context otherwise requires.

             "Liquidating Trustee" shall mean such individual or Entity which is selected as the Liquidating Trustee hereunder by the General Partner, which individual or Entity may include the General Partner or an Affiliate of the General Partner, provided that such Liquidating Trustee agrees in writing to be bound by the terms of this Agreement. The Liquidating Trustee shall be empowered to give and receive notices, reports and payments in connection with the dissolution, liquidation and/or winding up of the Partnership and shall hold and exercise such other rights and powers granted to the General Partner herein or under the Act as are necessary or required to conduct the winding-up and liquidation of the Partnership's affairs and to authorize all parties to deal with the Liquidating Trustee in connection with the dissolution, liquidation and/or winding-up of the Partnership.

             "Majority-In-Interest of the Limited Partners" shall mean Limited Partner(s) who hold in the aggregate more than 50% of the Percentage Interests then allocable to and held by the Limited Partners, as a class (but excluding any Partnership Interests acquired by the General Partner, or any Person holding as a nominee of a General Partner or any Person controlled by a General Partner).

             "Minimum Gain Attributable to Partner Nonrecourse Debt" shall mean "partner nonrecourse debt minimum gain" as determined in accordance with Section 1.704-2(i)(2) of the Regulations.

             "Net Cash Flow" shall mean, with respect to any fiscal period of the Partnership, the excess, if any, of "Receipts" over "Expenditures." For purposes hereof, the term "Receipts" means the sum of all cash receipts of the Partnership from all sources for such period and any amounts held as reserves as of the last day of such period which the General Partner reasonably deems to be in excess of reserves as determined below. The term "Expenditures" means the sum of (a) all cash expenditures of the Partnership for any purpose, including operating expenses and capital expenditures for such period, (b) the amount of all payments of principal, premium, if any, and interest on account of any indebtedness of the Partnership, and (c) such additions to cash reserves as of the last day of such period as the General Partner deems necessary or appropriate for any capital, operating or other expenditure, including, without limitation, contingent liabilities; but the term "Expenditures" shall not include amounts paid from cash reserves previously established by the Partnership.

             "Net Income" or "Net Loss" shall mean, for each fiscal year or other applicable period, an amount equal to the Partnership's net income or loss for such year or period as determined for federal income tax purposes by the Accountants, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), with the following adjustments: (a) by including as an item of gross income any tax-exempt income received by the Partnership; (b) by treating as a deductible expense any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code (including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Section 709(b) of the Code) or to promote the sale of interests in the Partnership and by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(1) or Section 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code); (c) in lieu of depreciation, depletion, amortization and other cost recovery deductions taken into account in computing total income or loss, there shall be taken into account Depreciation; (d) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such property rather than its adjusted tax basis; (e) in the event of an adjustment of the Gross Asset Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Sections 1.704-1(b)(2)(iv)(e), (f) and (m) of the Regulations, the amount of such adjustment is to be taken into account as additional Net Income or Net Loss pursuant to Section 6.1 hereof; and (f) excluding any items specially allocated pursuant to Section 6.1(b) hereof.

             "Nonrecourse Deductions" shall have the meaning set forth in Sections 1.704-2(b)(1) and (c) of the Regulations and shall be determined in accordance with Section 1.704-2(c) of the Regulations.

             "Operating Partnership" shall mean SLC Operating Limited Partnership, a Delaware limited partnership.

             "Operating Partnership Agreement" shall mean the Third Amended and Restated Partnership Agreement of the Operating Partnership, as the same may be amended from time to time.

             "OP Ordinary Units" shall mean units representing the interest of a Partner in the capital, allocations of Net Income and Net Loss and distributions of the Operating Partnership other than units, such as Class A OP Units and Class B OP Units (as such terms are defined in the Operating Partnership Agreement), entitled to receive priority distributions under the Operating Partnership Agreement.

             "OP Units" shall have the meaning set forth in Section 4.1(c) of the Operating Partnership Agreement.

             "Original Agreement" shall have the meaning set forth in Recital A hereof.

             "Original Restated Agreement" shall have the meaning set forth in Recital C hereof.

             "Partner Nonrecourse Debt" shall have the meaning set forth in
Section 1.704-2(b)(4) of the Regulations.

             "Partner Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(i)(2) of the Regulations and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt shall be determined in accordance with the rules of Section 1.704-2(i) of the Regulations.

             "Partners" shall mean the General Partner and the Limited Partners, their duly admitted successors or assigns or any Person who is a partner of the Partnership at the time of reference thereto.

             "Partnership" shall mean the limited partnership formed under the Act pursuant to the Original Agreement and as continued pursuant to this Agreement and any successor thereto.

             "Partnership Interest" shall mean the ownership interest of a Partner in the Partnership from time to time, including each Partner's Percentage Interest and such Partner's RP Units.

             "Partnership Minimum Gain" shall have the meaning set forth in
Section 1.704-2(b)(2) of the Regulations and the amount of Partnership Minimum Gain (and any net increase or decrease thereof) for a fiscal year or other period shall be determined in accordance with the rules of Section 1.704-2(d) of the Regulations.

             "Partnership Record Date" means the record date established by the General Partner for distribution of Net Cash Flow pursuant to Section 6.2 hereof, which record date shall be the same as the record date established by the General Partner for distribution to holders of Class B Shares of some or all of its portion of such distribution.

             "Percentage Interest" shall mean, with respect to any Partner, the percentage ownership interest of such Partner in such items of the Partnership as to which the term "Percentage Interest" is applied in this Agreement, as provided in Section 4.3 hereof.

             "Person" shall mean any natural person or Entity.

             "Property" shall mean any property acquired by or contributed to the Partnership or any property owned by an Entity in which the Partnership has an ownership interest.

             "Purchase Rights" shall have the meaning set forth in Section 4.4 hereof.

             "Registration Rights Agreement" shall mean any Registration Rights Agreement by and among SLT and/or SLC and one or more Limited Partners, which is intended to set forth the rights of such Limited Partner or Limited Partners or other holders of RP Units, and the obligations of SLT and/or SLC, to cause the registration of certain securities pursuant to the Securities Act of 1933, as amended.

             "Regulations" shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations), and may, in the sole discretion of the General Partner, include temporary and/or proposed income tax regulations.

             "Regulatory Allocations" shall have the meaning set forth in
Section 6.1(b)(viii) hereof.

             "REIT" shall mean a real estate investment trust as defined in
Section 856 of the Code.

             "REIT Expenses" shall mean all expenses which the Partnership hereby assumes and agrees to pay as incurred for the benefit of the Partnership, including (a) costs and expenses relating to the formation and continuation of the Partnership and continuity of existence of the General Partner, including taxes (other than the General Partner's federal and state income and franchise taxes, if any), fees and assessments associated therewith, any and all costs, expenses or fees payable to any director or trustee of the General Partner, (b) to the extent funded by the

General Partner for payment by the Partnership, costs and expenses relating to any offer or registration of securities by the General Partner the net proceeds of which are to be contributed or loaned to the Partnership and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offer of securities, (c) costs and expenses associated with the preparation and filing of any periodic reports by the General Partner under federal, state or local laws or regulations, including filings with the SEC, (d) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the SEC, and (e) all other costs of the General Partner incurred in the course of its business on behalf of the Partnership including, but not limited to, any indemnification obligations of the General Partner (other than indemnification obligations pursuant to Sections
9.1 and 9.2 of the Formation Agreement).

             "REIT Requirements" shall mean the requirements for the General Partner to qualify as a REIT under the Code and Regulations. "REIT Requirements" shall also include the ownership limitation provisions set forth in Article VI of the Declaration of Trust and in Article TENTH of SLC's Articles of Incorporation.

             "Restricted Entity" shall mean any "employee benefit plan" as defined in and subject to ERISA, any "plan" as defined in and subject to Section 4975 of the Code, or any entity any portion or all of the assets of which are deemed pursuant to United States Department of Labor Regulation Section 2510.3-101 or otherwise pursuant to ERISA or the Code to be, for any purpose of ERISA or Section 4975 of the Code, assets of any such "employee benefit plan" or "plan" which invests in such entity.

             "Restructuring Agreement" shall mean that certain Agreement and Plan of Restructuring by and among the General Partner, SLC, and ST Acquisition Trust, a Maryland real estate investment trust, dated as of September 16, 1998, and any amendments or modifications thereof.

             "Rights" shall mean the rights of a Limited Partner as set forth in an Exchange Rights Agreement and/or a Registration Rights Agreement. No provision of this Agreement shall be interpreted as granting any Partner or holder of RP Units any Rights or any rights or interest in or to the Exchange Rights Agreement or the Registration Rights Agreement.

             "RP Ordinary Units" shall mean units representing the interest of a Partner in the capital, allocations of Net Income and Net Loss and distributions of the Partnership other than units, such as Class A RP Units, entitled to receive priority distributions under this Agreement.

             "RP Units" shall have the meaning set forth in Section 4.1(c) hereof, and such term shall include Class A RP Units except where the context otherwise requires.

             "SEC" shall mean the United States Securities and Exchange Commission.

             "Second Restated Agreement" shall have the meaning set forth in Recital L hereto.

             "Section 704(c) Tax Items" shall have the meaning set forth in
Section 6.1(c)(iii) hereof.

             "Senior Debt" shall mean the indebtedness issued pursuant to that certain Credit Agreement among the General Partner and certain institutional lenders, dated as of January 28, 1993, which indebtedness has been assumed by the Partnership, as such indebtedness may be amended, modified or refinanced from time to time.

             "SLC" shall mean Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation.

             "SLT" shall mean Starwood Hotels & Resorts, a Maryland real estate investment trust.

             "Starwood Unit" shall mean one Class B Share of the General Partner and one share of common stock, par value $0.01 per share, of SLC that are subject to an intercompany agreement between the General Partner and SLC.

             "Starwood Unit Closing Price" shall mean, with respect to a particular date, the last reported sales price regular way on such date of a Starwood Unit or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way on such date of a Starwood Unit, in either case on the New York Stock Exchange or, if the Starwood Units are not then listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Starwood Units are then listed or admitted to trading or, if not then listed or admitted to trading on any national securities exchange, the closing sale price on such date of a Starwood Unit or, in case no reported sale takes place on such date, then the average of the closing bid and asked prices on such date of the Starwood Units, on NASDAQ or any comparable system. If the Starwood Units are not then quoted on NASDAQ or any comparable system, the Board of Trustees of SLT and the Board of Directors of SLC shall in good faith determine the Starwood Unit Closing Price.

             "Suites Bonds" means the Philadelphia Authority for Industrial Development Commercial Development Revenue Bonds (Suite Hotel Project), Series A, in the original aggregate principal amount of $27,275,000, as amended and restated in that certain Supplemental Mortgage and Trust Indenture dated as of June 1, 1991, and as defined in that certain Bond Purchase Agreement by and between The First National Bank of Boston, HSR, HIR, the Operating Partnership and the Partnership and dated as of February 26, 1996.

             "Tax Items" shall have the meaning set forth in Section 6.1(c)(i) hereof.

             "Tax Payment Loan" shall have the meaning set forth in Section 6.7(a) hereof.

             "Tax Payment Loan Date" shall have the meaning set forth in Section 6.7(a) hereof.

             "Withholding Tax Act" shall have the meaning set forth in Section 6.7(a) hereof.


                                    ARTICLE 2

                  Continuation and Business of the Partnership

         2.1 Continuation. The parties hereto do hereby continue the limited partnership formed pursuant to the Original Agreement and pursuant to the provisions of the Act and upon the terms and conditions set forth herein. The parties hereto agree that the rights and liabilities of the Partners shall be as provided herein. The parties hereto shall immediately execute and deliver all certificates and other documents and do all filings, recording and publishing and other acts as in the judgment of the General Partner may be appropriate to comply with all of the requirements for the continuation of the Partnership as a limited partnership under the Act and the qualification of the Partnership in any jurisdiction in which the Partnership owns property or conducts business.

         2.2 Name. The name of the Partnership shall be SLT Realty Limited Partnership, or such other name as shall be chosen from time to time by the General Partner in its sole and absolute discretion; provided, however, that the General Partner may not choose the name (or any derivative thereof) of any Limited Partner without the prior written consent of such Limited Partner.

         2.3 Character of the Business. The purpose of the Partnership shall be to acquire, hold, own, develop, redevelop, construct, improve, maintain, operate, manage, sell, lease, rent, transfer, encumber, mortgage, convey, exchange and otherwise dispose of or deal with the Properties and any other real and personal property of all kinds; to undertake such other activities as may be necessary, desirable or appropriate to the business of the Partnership; to engage in such other activities as shall be necessary, desirable or appropriate to effectuate the foregoing purposes; and to otherwise engage in any enterprise or business in which a limited partnership may engage or conduct under the Act. The Partnership shall have all powers necessary, desirable or appropriate to accomplish the purposes enumerated. In connection with the foregoing, but subject to the terms and conditions of this Agreement, the Partnership shall have full power and authority to enter into, perform and carry out contracts of any kind, to borrow money and to issue evidences of indebtedness, whether or not secured by Liens, and, directly or indirectly, to acquire and construct additional Properties necessary or useful in connection with its business.

         2.4 Location of Principal Place of Business. The location of the principal place of business of the Partnership shall be at 777 Westchester Avenue, White Plains, New York 10604, or such other location as shall be selected from time to time by the General Partner in its sole and absolute discretion; provided, however, that the General Partner shall notify the Partners of any change in the location of the principal place of business of the Partnership within thirty (30) days thereafter.

         2.5 Registered Agent and Registered Office. The registered agent of the Partnership shall be The Corporation Trust Company or such other Person as the General Partner may select in its sole and absolute discretion. The registered office of the Partnership in the State of Delaware shall be c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 or such other location as the General Partner may from time to time select in its sole discretion; provided, however, that the General Partner shall notify the Limited Partners of any change in the registered office or registered agent of the Partnership within thirty (30) days thereafter.

         2.6 Restatement of Agreement. This Agreement amended and restates the Second Restated Agreement, including the amendments thereto, in its entirety effective as of the date first above written and, effective as of such date, the Second Restated Agreement and the amendments thereto shall be of no further force or effect.


                                    ARTICLE 3

                                      Term

         3.1 Commencement. The Partnership's term commenced upon the filing of the Certificate with the Secretary of State of Delaware on December 15, 1994.

         3.2 Dissolution. The Partnership shall continue until dissolved and terminated upon the occurrence of the earliest of the following events:

             (a) the death, dissolution, termination, withdrawal, retirement, expulsion or Bankruptcy of the General Partner, unless the Partnership's business is continued as provided in Section 9.1 hereof;

             (b) the election to dissolve the Partnership made in writing by the General Partner;

             (c) the sale or other disposition of all or substantially all of the assets of the Partnership unless the General Partner elects to continue the Partnership business for the purpose of the receipt and the collection of indebtedness or the collection of any other consideration to be received in exchange for the assets of the Partnership (which activities shall be deemed to be part of the winding up of the affairs of the Partnership);

             (d) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act, which decree is final and not subject to appeal; or

             (e) December 31, 2094.


                                    ARTICLE 4

                              Capital Contributions

         4.1 Capital Contributions; RP Units.

             (a) As of the date first above written, the Partners have the Percentage Interests in the Partnership as set forth in Exhibits A and A-1 which Percentage Interests shall be adjusted to the extent necessary to reflect properly exchanges, redemptions or conversions of Partnership Interests, Capital Contributions, the issuance of additional Partnership Interests or any other event having an effect on a Partner's Percentage Interest, in each case to the extent permitted by and in accordance with this Agreement. Except to the extent specifically set forth in this Agreement with respect to the General Partner, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership, even if the failure to do so could result in the Bankruptcy or insolvency of the Partnership or any other adverse consequence to the Partnership.

             (b) The General Partner shall, from time to time, contribute cash or Property to the Partnership such that the interest of the General Partner in Net Income and Net Loss shall at all times be at least 1% and the Capital Account balance of the General Partner shall be at least the lesser of $500,000 or 1% of the total positive Capital Account balances for the Partnership.

             (c) The interest of a Partner (or an assignee of a Partner) in capital, allocations of Net Income, Net Loss and distributions shall be evidenced by the issuance to such Partner (or assignee) of one or more "RP Units." The interest of a Class A Limited Partner (or an assignee of a Class A Limited Partner) in capital, allocations of Net Income, Net Loss and distributions, including Class A Special Distributions and Class A Liquidation Preference Distributions, if any, shall be evidenced by the issuance to such Class A Limited Partner (or assignee) of one or more "Class A RP Units." The aggregate total of all RP Units and Class A RP Units outstanding and the ownership of such RP Units and Class A RP Units by each Partner are as set forth on Exhibit A and Exhibit A-1 hereto, which Exhibits shall be updated by the General Partner to reflect changes in the holdings of RP Units and Class A RP Units by the Partners.

             (d) From time to time, the General Partner may cause the Partnership to issue additional Partnership Interests to existing or newly-admitted Partners (including the General Partner) for fair value in exchange for additional Capital Contributions (including Capital Contributions pursuant to Section 4.1(b)). Without limiting the generality of the foregoing, if (i) the General Partner contributes to the Partnership the net proceeds to the General Partner from any offering or sale of Starwood Units (including, without limitation, any issuance of Starwood Units pursuant to the exercise of options, warrants, convertible securities, or similar rights to acquire Starwood Units) the Partnership shall issue to the General Partner RP Units equal in number to the number of Starwood Units issued in such offering or sale, and (ii) if the General Partner or SLC issues Starwood Units to any Person in exchange for services, then the Partnership shall issue an equal number of RP Units to the General Partner effective no later than the date on which the value of the Starwood Units is includable in the gross income of such Person.

             (e) The General Partner is hereby authorized to cause the Partnership to issue Partnership Interests in one or more classes or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to the then-existing Partnership Interests and RP Units, as shall be determined by the General Partner in its sole and absolute discretion, including (i) the allocation of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests and (ii) the rights of each such class or series of Partnership Interests to share in Partnership distributions (including liquidating distributions).

             (f) In the event of any change in the outstanding number of Starwood Units by reason of any share dividend, split, reverse split, recapitalization, merger, consolidation or combination, the number of RP Units held by each Partner (or assignee) shall be proportionately adjusted such that, to the extent possible, one RP Unit remains the equivalent of one Class B Share without dilution.

             (g) No fractional RP Units shall remain outstanding. In lieu of issuing a fractional RP Unit to a holder of RP Units, the number of RP Units to be held by such holder shall be rounded to the nearest whole RP Unit, or, at the option of the General Partner, the holder shall be paid cash equal to the fair market value of such fractional RP Unit.

         4.2 Redemption of RP Units Held by Limited Partner. The General Partner is hereby authorized to cause the Partnership to redeem all or any portion of the RP Units held by any Limited Partner whenever the General Partner, in its sole discretion, believes such redemption to be reasonably necessary or appropriate in order to prevent the Partnership from being characterized as a "publicly traded partnership" pursuant to Section 7704 of the Code and the Regulations thereunder. Any redemption of RP Units pursuant to this Section 4.2 shall be made from the Limited Partners in reverse order of their respective ownership of RP Units, that is, first from the Limited Partner or Limited Partners with the fewest RP Units, and, second, if required, from the Limited Partner or Limited Partners with the next fewest RP Units, et cetera. Notwithstanding the previous sentence, the General Partner is hereby authorized to cause the Partnership to redeem all the RP Units held by a particular Limited Partner who, because of the number of such Limited Partner's direct or indirect beneficial owners or its structure, in the judgment of the General Partner in its sole discretion, and whether or not in conjunction with any other Partner (whether redeemed pursuant to this Section 4.2 or not), may cause the Partnership to be characterized as a "publicly traded partnership" pursuant to
Section 7704 of the Code and
the Regulations thereunder. The redemption price of any RP Unit redeemed pursuant to this Section 4.2 shall be equal to the product of (a) 115% of the average of the Starwood Unit Closing Price for the ten (10) trading day period ending five (5) days prior to the date of such redemption, multiplied by (b) the then Issuance Percentage of SLT. Any redemption of a Limited Partner shall be effective upon the date specified in a notice to such Limited Partner, or, if later, five (5) days after such notice. No redemption pursuant to this Section
4.2 shall be made unless the Operating Partnership concurrently effects a comparable redemption.

         4.3 Percentage Interests. The Percentage Interest of a Limited Partner shall be equal to the percentage obtained by dividing (a) the Capital Contributions allocable to the RP Units held by such Partner (including RP Units held by assignees of such Partner who have not been admitted as Partners) by (b) the total Capital Contributions of all Partners. The Percentage Interests of the General Partner shall be equal to 100 less the total of the Percentage Interests held by the Limited Partners.

         4.4 Purchase Rights. If the General Partner grants, issues or sells any options, convertible securities or rights to purchase shares, warrants, or other property pro rata to the record holders of Class B Shares (collectively, "Purchase Rights"), then the Partners shall, to the extent practicable and consistent with the other provisions of this Agreement, be entitled to acquire from the Partnership interests in the Partnership that are substantially similar in amount, tone and tenor to the Purchase Rights to which such Partners would be entitled if such Partners had converted their Partnership Interests into Starwood Units immediately prior to the grant, issue or sale of the Purchase Rights.

         4.5 No Third Party Beneficiaries. No creditor or other third party shall have the right to enforce any right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners.

         4.6 No Interest on or Return of Capital Contribution. No Partner shall be entitled to interest on its Capital Contribution or Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution.

                                    ARTICLE 5

                                 Indemnification

         5.1 Indemnification of the General Partner.

             (a) To the fullest extent permitted by law, the Partnership shall and does hereby indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings (including arbitration and mediation proceedings), civil, criminal, administrative or investigative, that relate, directly or indirectly, to the formation, business or operations of the Partnership in which any Indemnitee may be involved, or is threatened to be involved, as a party, witness or otherwise, by reason of the fact that such Person was an Indemnitee, whether or not the same shall proceed to judgment or be settled or otherwise be brought to a conclusion, except only if and to the extent that it is finally adjudicated that the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and was committed with fraud, gross negligence or willful misconduct. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 5.1(a). Any indemnification pursuant to this Section 5.1 shall be made only out of the assets of the Partnership and no Partner shall have any personal liability therefor. The provisions of this Section 5.1 are for the benefit of the Indemnitees, their heirs, successors, assigns, personal representatives and administrators, and shall not be deemed to create any rights for the benefit of any other Persons. The foregoing notwithstanding, the General Partner shall not be entitled to indemnification from the Partnership with respect to matters provided for in Sections 9.1 and 9.2 of the Formation Agreement.

             (b) Reasonable expenses incurred by an Indemnitee who is a party or witness in a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership, as authorized in this Section 5.1, has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount paid or reimbursed if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified hereunder.

             (c) The indemnification provided by this Section 5.1 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity. The Partnership shall purchase and maintain insurance, on behalf of the Indemnitees, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement. An Indemnitee shall not be denied indemnification in whole or in part under this Section 5.1 solely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies.

             (d) For purposes of this Section 5.1, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 5.1; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

         5.2 Indemnification of Limited Partners.

             (a) From and after the date hereof, the Partnership shall indemnify and hold harmless each Limited Partner, its Affiliates, employees, officers, directors and agents against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) sustained or incurred by such Limited Partner or Affiliate or any assignee or successor thereof (including, without limitation, any permitted assignee of a Limited Partner under Article 9 hereof) as a result of or arising out of any action, suit or proceeding (including mediation and arbitration proceedings) (i) arising out of or relating to the operation of the Partnership's business or the Limited Partner being a Partner in the Partnership (excluding, specifically, actions, suits or proceedings arising out of actual or alleged breaches of a Partner's representations, warranties or covenants hereunder or pursuant to the Formation Agreement or arising out of acts by a Limited Partner other than in its capacity as such) and (ii) naming a Limited Partner or any of its Affiliates as a party to such proceeding. Any indemnification pursuant to this Section 5.2(a) shall be made only out of the assets of the Partnership and no Partner shall have any personal liability therefor. The provisions of this Section 5.2(a) are for the benefit of the Limited Partners, their Affiliates, employees, officers, directors and agents, and shall not be deemed to create any rights for the benefit of any other Persons.

             (b) Notwithstanding the foregoing, the Partnership shall indemnify and hold harmless the HEI Contributors of and from liabilities of the HEI Property Companies whose Property Company Interests have been acquired by the Partnership except for any undisclosed material liability of any such HEI Property Company as of February 14, 1997 (collectively, the "Excluded Liabilities"); provided, however, that the Excluded Liabilities shall not include:

                 (i) any liability incurred in the ordinary course of operating the applicable hotel prior to February 14, 1997;

                 (ii) any liability disclosed by the Transaction Documents, the schedules or exhibits thereto, any supplement to such schedules or exhibits delivered to the Starwood Parties prior to February 14, 1997, the agreements, reports or other documents referred to in any of the foregoing, the Financial Statements, the financial statements prepared in connection with the Net Working Capital adjustment provided for in Article IV of the HEI Contribution Agreement;

                 (iii) any liability of which the Starwood Parties otherwise had Knowledge prior to February 14, 1997; or

                 (iv) any liability incurred on or after February 14, 1997;

and the Partnership shall be obligated to hold the HEI Contributors harmless from all such enumerated liabilities. The provisions of this Section 5.2(b) shall be in addition to and not in limitation of the indemnifications provided to Limited Partners pursuant to Section 5.2(a). Any capitalized term in this
Section 5.2(b) not otherwise defined in this Agreement shall have the meaning set forth in the HEI Contribution Agreement.

         5.3 Notice of Claims. If any Person believes that it is entitled to indemnification under this Article 5, such Person shall so notify the Partnership promptly in writing describing such claim for indemnification, the amount thereof, if known, and the method of computation, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such claim shall have occurred; provided, however, that the omission by such indemnified party to give notice as provided herein shall not relieve the Partnership of its indemnification obligation under this Article 5 except to the extent that the Partnership is materially damaged as a result of such failure to give notice. If any action at law or suit in equity is instituted by or against a third party with respect to which any of the Persons entitled to indemnification under this Article 5 intends to make a claim for indemnification under this Article 5, any such Person shall promptly notify the Partnership of such action or suit. Any Person entitled to indemnification hereunder shall use reasonable efforts to minimize the amount of any claim for indemnification hereunder.

         5.4 Third Party Claims. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a third party, the indemnified Person shall give such notice thereof to the Partnership not later than twenty (20) Business Days prior to the time any response to the asserted claim is required, if possible, and in any event within fifteen (15) Business Days following the date such indemnified Person has actual knowledge thereof; provided, however, that the omission by such indemnified Person to give notice as provided herein shall not relieve the Partnership of its indemnification obligation under this Article 5 except to the extent that the Partnership is materially damaged as a result of such failure to give notice. In the event of any such claim for indemnification resulting from or in connection with a claim or legal proceeding by a third party, the Partnership may, at its sole cost and expense, assume the defense thereof; provided, however, that counsel for the Partnership, who shall conduct the defense of such claim or legal proceeding, shall be reasonably satisfactory to the indemnified Person; and provided, further, that if the defendants in any such actions include both the indemnified Persons and the Partnership and the indemnified Persons shall have reasonably concluded that there may be legal defenses or rights available to them which have not been waived and are in actual or potential conflict with those available to the Partnership, the indemnified Persons shall have the right to select one law firm reasonably acceptable to the Partnership to act as separate counsel, on behalf of such indemnified Persons, at the expense of the Partnership. Unless the indemnified Persons are represented by separate counsel pursuant to the second proviso of the immediately preceding sentence, if the Partnership assumes the defense of any such claim or legal proceeding, it shall not consent to entry of any judgment, or enter into any settlement, that (a) is not subject to indemnification in accordance with the provisions in this Article 5, (b) provides for injunctive or other non-monetary relief affecting the indemnified Persons or (c) does not include as an unconditional term thereof the giving by each claimant or plaintiff to such indemnified Persons of a release from all liability with respect to such claim or legal proceeding, without the prior written consent of the indemnified Persons (which consent, in the case of clauses (b) and (c), shall not be unreasonably withheld or delayed); and provided, further, that, unless the indemnified Persons are represented by separate counsel pursuant to the second proviso of the immediately preceding sentence, the indemnified Persons may, at their own expense, participate in any such proceeding with the counsel of their choice without any right of control thereof. So long as the Partnership is in good faith defending such claim or proceeding, the indemnified Persons shall not compromise or settle such claim or proceeding without the prior written consent of the Partnership, which consent shall not be unreasonably withheld or delayed. If the Partnership does not assume the defense of any such claim or litigation in accordance with the terms hereof, the indemnified Persons may defend against such claim or litigation in such manner as they may deem appropriate, including, without limitation, settling such claim or litigation (after giving prior written notice of the same to the Partnership and obtaining the prior written consent of the Partnership, which consent shall not be unreasonably withheld or delayed) on such terms as the indemnified Persons may deem appropriate, and the Partnership will promptly indemnify the indemnified Persons in accordance with the provisions of this
Article 5.

         5.5 Indemnification Pursuant to Formation Agreement. If any obligation pursuant to the indemnification provisions of Article IX of the Formation Agreement would otherwise require the indemnifying Person to make a cash payment to the indemnified Person then, subject to Article 9 hereof, in lieu of making all or any portion of such cash payment, the indemnifying Person may transfer RP Units of equivalent value to the indemnified Person. Indemnification through the transfer of RP Units pursuant to this Section 5.5 may only be made if (a) indemnification through the transfer of an equal number of OP Units is being made pursuant to Section 5.5 of the Operating Partnership Agreement or (b) the indemnifying Person otherwise makes arrangements for the transfer to the indemnified Person (or its designee) of an equal number of OP Units.


                                    ARTICLE 6

         Allocations, Distributions and Other Tax and Accounting Matters

         6.1 Allocations. The Net Income, Net Loss and other Partnership items shall be allocated pursuant to the provisions of this Section 6.1.

             (a) Allocation of Net Income and Net Loss.

                 (i) Net Income. Except as otherwise provided herein, Net Income for any fiscal year or other applicable period shall be allocated in the following order and priority:

                  (A) first, to the General Partner, until the cumulative Net Income allocated pursuant to this Section 6.1(a)(i)(A) for the current and all prior periods equals the cumulative Net Loss allocated pursuant to Section 6.1(a)(ii)(C) for all prior periods;

                  (B) second, to the holders of RP Units, to the extent of, in proportion to and in reverse order of their prior allocations of Net Loss pursuant to Section 6.1(a)(ii)(B) until the cumulative Net Income allocated pursuant to this Section 6.1(a)(i)(B) for the current and all prior periods equals the cumulative Net Loss allocated to such holders pursuant to Section 6.1(a)(ii)(B) for all prior periods;

                  (C) third, to the General Partner, until the cumulative Net Income allocated pursuant to this Section 6.1(a)(i)(C) for the current and all prior periods equals the cumulative Net Loss allocated pursuant to Section 6.1(a)(ii)(A) for all prior periods;

                  (D) fourth, to the holders of Class A RP Units until each holder of Class A RP Units has been allocated Net Income pursuant to this Section 6.1(a)(i)(D) in an amount equal to its accrued Class A RP Special Distributions, if any;

                  (E) fifth, to the holders of Class A RP Units until each holder of Class A RP Units has been allocated Net Income pursuant to this Section 6.1(a)(i)(E) in an amount equal to the excess of its accrued Class A Liquidation Preference Distributions, if any, over the portion of such holder's initial Capital Account balance allocable to the Class A Liquidation Preference Distribution;

                  (F) sixth, to the extent the Partnership has made distributions pursuant to Section 6.2(a)(ii) or Section 6.2(b), to the holders of RP Units, in accordance with and in proportion to the distributions made under Section 6.2(a)(ii) or Section 6.2(b); and

                  (G) thereafter, to the General Partner.

             (ii) Net Loss. Except as otherwise provided herein, Net Loss of the Partnership for each fiscal year or other applicable period shall be allocated in the following order and priority:

                  (A) first, to the General Partner, until the Capital Account balance of the General Partner has been reduced to the minimum Capital Account balance required pursuant to Section 4.1(b) hereof;

                  (B) second, to the holders of RP Units in accordance with their respective holdings of RP Units, provided that Net Losses shall not be allocated pursuant to this Section 6.1(a)(ii)(B) to the extent that such allocations would cause any Limited Partner to have an Adjusted Capital Account Deficit as of the end of the fiscal year to which such Net Loss relates; and

                       (C) the balance, if any, to the General Partner.

             (b) Special Allocations. Notwithstanding any provisions of Section 6.1(a) hereof, the following special allocations shall be made in the following order:

                 (i) Minimum Gain Chargeback. Notwithstanding any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year (except as a result of conversion or refinancing of Partnership indebtedness, certain capital contributions or revaluation of the Partnership property as further outlined in Section 1.704-2(f) of the Regulations), each holder of RP Units shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that holder's share of the net decrease in Partnership Minimum Gain as determined under Section 1.704-2(g) of the Regulations. The items to be so allocated shall be determined in accordance with
Section 1.704-2(f) of the Regulations. This clause (i) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this clause (i) shall be made in proportion to the respective amounts required to be allocated to each holder of RP Units pursuant hereto.

                 (ii) Minimum Gain Chargeback Attributable to Partner Nonrecourse Debt. Notwithstanding any other provision of this Article 6, if there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any fiscal year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of Partnership property (as further outlined in Section 1.704-2(i)(4) of the Regulations), each holder of RP Units shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the holder's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt as determined under Section 1.704-2(i) of the Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and (j)(2) of the Regulations. This clause (ii) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this clause (ii) shall be made in proportion to the respective amounts required to be allocated to each holder of RP Units.

                 (iii) Qualified Income Offset. In the event a holder of RP Units unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii) (d)(4), (5), or (6) of the Regulations, and such holder has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such holder in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible, provided that an allocation pursuant to this Section 6.1(b)(iii) shall be made only if and to the extent that such holder would have Adjusted Capital Account Deficit after all other allocations provided for in this Article 6 have been tentatively made as if this Section 6.1(b)(iii) were not in the Agreement. This clause (iii) is intended to constitute a "qualified income offset" under Section 1.704-1(b)(2)(ii) (d) of the Regulations and shall be interpreted consistently therewith.

                 (iv) Gross Income Allocation. In the event any holder of RP Units has a deficit Capital Account at the end of any fiscal year which is in excess of the sum of (A) the amount such holder is obligated to restore pursuant to any provision of this Agreement, and (B) the amount such holder is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such holder shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 6.1(b)(iv) shall be made only if and to the extent that such holder would have a Capital Account Deficit in excess of such sum after all other allocations provided for in this Article 6 have been made as if Section 6.1(b)(iii) hereof and this Section 6.1(b)(iv) were not in the Agreement.

                 (v) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the holders of RP Units in accordance with their respective holdings of RP Units. For purposes of
Section 1.752-3(a) (3) of the Regulations, "excess nonrecourse liabilities" shall be allocated among the holders of RP Units in proportion to their respective holdings of RP Units.

                 (vi) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period shall be specially allocated to the holder of RP Units that bears the economic risk of loss with respect to the Partner Nonrecourse Debt in respect of which such Partner Nonrecourse Deductions are attributable (as determined under Sections 1.704-2(b)
(4) and (i) (1) of the Regulations).

                 (vii) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or
Section 743(b) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)
(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4) of the Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to holders of RP Units in accordance with their interests in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such sections of the Regulations.

                 (viii) Curative Allocations. The Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss, and deduction among the holders of RP Units so that, to the extent possible, the cumulative net amount of allocations of Partnership items under Sections 6.1(a) and 6.1(b) hereof shall be equal to the net amount that would have been allocated to each holder of RP Units if the Regulatory Allocations had not occurred. This subparagraph (viii) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith. For purposes hereof, "Regulatory Allocations" shall mean the allocations provided under this Section 6.1(b) (other than this subparagraph) and allocations pursuant to the last sentence of Section 6.1(a)(ii) hereof.

                 (ix) Varying Interests. In the event the number of RP Units outstanding during a fiscal year changes, the allocations pursuant to this
Article 6 shall be made by the General Partner to take such varying interests into account in any reasonable manner permitted under the Code and the Regulations.

             (c) Tax Allocations.

                 (i) Generally. Subject to clauses (ii) and (iii) hereof, items of income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the holders of RP Units on the same basis as their respective book items.

                 (ii) Sections 1245/1250 Recapture. If any portion of gain from the sale of property is treated as gain which is ordinary income by virtue of the application of Sections 1245 or 1250 of the Code ("Affected Gain"), then (A) such Affected Gain shall be allocated among the holders of RP Units in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (B) other Tax Items of gain of the same character that would have been recognized, but for the application of Sections 1245 and/or 1250 of the Code, shall be allocated away from those holders of RP Units who are allocated Affected Gain pursuant to clause (A) so that, to the extent possible, the other holders of RP Units are allocated the same amount, and type, of capital gain that would have been allocated to them had Sections 1245 and/or 1250 of the Code not applied. For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income or Net Loss for such respective period.

                 (iii) Allocations Respecting Section 704(c) of the Code and Revaluations. Property contributed to the Partnership shall be subject to
Section 704(c) of the Code and the Regulations thereunder so that, notwithstanding paragraph (b) hereof, taxable gain from disposition, taxable loss from disposition and tax depreciation with respect to Partnership property that is subject to Section 704(c) of the Code and/or Section 1.704-1(b) (2) (iv)
(f) of the Regulations (collectively "Section 704(c) Tax Items") shall be allocated on a property by property basis in accordance with said Code Section and/or the Regulations thereunder, as the case may be. The allocation of Section 704(c) Tax Items shall be made pursuant to any reasonable method selected by the General Partner in its discretion authorized under Section 1.704-3 of the Regulations. Allocations pursuant to this Section 6.1(c)(iii) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, the Capital Account or share of Net Income, Net Loss, other items, or distributions of any holder of RP Units pursuant to any provision of this Agreement.

                 (iv) Tax Credits and Other Items. Tax credits and other items shall be allocated in accordance with the holdings of RP Units to the extent permitted under Section 1.704-1(b)(4)(ii) of the Regulations or other applicable provision of the Code and Regulations and otherwise in accordance with such provisions.

                 (v) Senior Debt. Any income (including income from discharge of indebtedness), gain, correlative adjustments, loss, deduction or retirement or other premium relating to the assumption of the Senior Debt by the Partnership, the repayment of or refinancing of the Senior Debt, the contribution of any portion of the Senior Debt to the Partnership or the defeasance of any portion of the Senior Debt as a result of the application of Section 108(e)(4) of the Code and the Regulations thereunder shall be specially allocated to the General Partner.

                 (vi) Bonds. Income, gain, loss or correlative adjustments, if any, relating to the Suites Bonds or the disposition thereof shall be specially allocated to HSR (or its assignees or successors-in-interest). Income, gain, loss or correlative adjustments, if any, relating to the Inns Bonds or the disposition thereof shall be specially allocated to HSR (or its assignees or successors-in-interest).

         6.2 Distributions.

             (a) The General Partner shall cause the Partnership to distribute all, or such portion as the General Partner may in its reasonable discretion determine, of Net Cash Flow in accordance with the distribution rules described below to the General Partner and to the holders of the applicable RP Units who are holders on the Partnership Record Date with respect to such distribution. From and after the date first above written, Net Cash Flow shall be distributed:

                 (i) first, to the holders of Class A RP Units, pro rata in accordance with the holders' ownership of Class A RP Units, in an amount equal to the excess, if any, of (A) the total of all Class A RP Special Distributions that have accrued as of the date of payment of such distribution, less (B) the total amount of all previous distributions to the holders of Class A RP Units in respect of such Class A RP Special Distributions pursuant to Section 8.2(a)(iv) hereof, if any, and this Section 6.2(a)(i);

                 (ii) second, to each holder of RP Units, in an amount equal to the excess, if any, of (A) all distributions made or to be made as of the Partnership Record Date by the General Partner to holders of Class B Shares (on a per Class B Share to per RP Unit basis) over (B) the total amount of all previous distributions made to each holder of RP Units pursuant to this Section 6.2(a)(ii); and

                 (iii) thereafter, to the General Partner.

             (b) If, as of any Partnership Record Date, the Net Cash Flow of the Partnership is insufficient to make the distributions provided for under Section 6.2(a)(i) or (ii) hereof, the General Partner shall ensure that sufficient Net Cash Flow is available by reducing the amounts distributable to it under Section 6.2(a) hereof and increasing the amount otherwise distributable to holders of RP Units and, to the extent necessary, by contributing additional capital to the Partnership.

         6.3 Books of Account. At all times during the continuance of the Partnership, the General Partner shall maintain or cause to be maintained full, true, complete and correct books of account in accordance with GAAP, using the calendar year as the fiscal and taxable year of the Partnership. In addition, the Partnership shall keep all records required to be kept pursuant to the Act.

         6.4 Reports. The General Partner shall cause to be sent to the Partners promptly after receipt of the same from the Accountants and in no event later than one hundred five (105) days after the close of each fiscal year of the Partnership, copies of Audited Financial Statements for the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for the immediately preceding fiscal year of the Partnership. The Partnership shall also cause to be prepared such reports and/or information as are necessary for the General Partner to determine its qualification as a REIT and its compliance with REIT Requirements.

         6.5 Tax Elections and Returns. All elections required or permitted to be made by the Partnership under any applicable tax law shall be made by the General Partner in its sole and absolute discretion, except that the General Partner shall, if requested by a Limited Partner, file an election on behalf of the Partnership pursuant to Section 754 of the Code to adjust the basis of the Partnership property in the case of a transfer of a Partnership Interest or distribution from the Partnership, including transfers made in connection with the exercise of the Rights, made in accordance with the provisions of the Agreement. The General Partner shall be responsible for preparing and filing all federal and state tax returns for the Partnership and furnishing copies thereof to the Partners, together with required Partnership schedules showing allocations of tax items, copies of all within the period of time prescribed by law. The General Partner shall use reasonable efforts to make available to the holders of RP Units final K-1's not later than September 15 of each year.

         6.6 Tax Matters Partner. The General Partner is hereby designated as the Tax Matters Partner within the meaning of Section 6231(a)(7) of the Code (and any corresponding provisions of state and local law) for the Partnership; provided, however, that (a) in exercising its authority as Tax Matters Partner, the General Partner shall be limited by the provisions of this Agreement affecting tax aspects of the Partnership; and (b) the General Partner shall give prompt notice to any notice partners under Section 6231 of the Code of the receipt of any written notice that the Internal Revenue Service intends to examine or audit Partnership income tax returns for any year, receipt of written notice of the beginning of an administrative proceeding at the Partnership level relating to the Partnership under Section 6223 of the Code, receipt of written notice of the final Partnership administrative adjustment relating to the Partnership pursuant to Section 6223 of the Code, and receipt of any request from the Internal Revenue Service for waiver of any applicable statute of limitations with respect to the filing of any tax return by the Partnership.

         6.7 Withholding Payments Required By Law.

             (a) Unless treated as a Tax Payment Loan (as hereinafter defined), any amount paid by the Partnership for or with respect to any holder of RP Units on account of any withholding tax or other tax payable with respect to the income, profits or distributions of the Partnership pursuant to the Code, the Regulations, or any state or local statute, regulation, notice, ruling or ordinance requiring such payment (a "Withholding Tax Act") shall be treated as a distribution to such holder for all purposes of this Agreement, consistent with the character or source of the income, profits or cash which gave rise to the payment or withholding obligation. To the extent that the amount required to be remitted by the Partnership under the Withholding Tax Act exceeds the amount then otherwise distributable to such holder, unless and to the extent that funds shall have been provided by such holder pursuant to the last sentence of this
Section 6.7(a), the excess shall constitute a loan from the Partnership to such holder (a "Tax Payment Loan") which shall be payable upon demand and shall bear interest, from the date that the Partnership makes the payment to the relevant taxing authority, at the rate announced from time to time by Citibank, N.A. (or any successor thereto) as its "prime rate," plus 4% per annum, compounded monthly (but in no event higher than the highest interest rate permitted by applicable law). So long as any Tax Payment Loan to any holder of RP Units or the interest thereon remains unpaid, the Partnership shall make future distributions due to such holder under this Agreement by applying the amount of any such distributions first to the payment of any unpaid interest on such Tax Payment Loan and then to the repayment of the principal thereof, and no such future distributions shall be paid to such holder until all of such principal and interest has been paid in full. If the amount required to be remitted by the Partnership under the Withholding Tax Act exceeds the amount then otherwise distributable to a holder of RP Units, the Partnership shall notify such holder at least five (5) Business Days in advance of the date upon which the Partnership would be required to make a Tax Payment Loan under this Section 6.7(a) (the "Tax Payment Loan Date") and provide such holder the opportunity to pay to the Partnership, on or before the Tax Payment Loan Date, all or a portion of such deficit.

             (b) The General Partner shall have the authority to take all actions necessary to enable the Partnership to comply with the provisions of any Withholding Tax Act applicable to the Partnership and to carry out the provisions of this Section 6.7. Nothing in this Section 6.7 shall create any obligation on the General Partner to advance funds to the Partnership or to borrow funds from third parties in order to make any payments on account of any liability of the Partnership under a Withholding Tax Act.

             (c) In the event that a Tax Payment Loan is not paid by a holder of RP Units within thirty (30) days after written demand therefor is made by the General Partner, the General Partner may cause all distributions that would otherwise be made to such holder to be retained by the Partnership, or sell such holder's RP Units for sale proceeds, in each case up to the amount necessary to repay such Tax Payment Loan, including all accrued and unpaid interest therein, and such retained distributions or sale proceeds shall be applied against, first, the accrued interest on and, second, the principal of, such Tax Payment Loan.

                                    ARTICLE 7

             Rights, Duties and Restrictions of the General Partner

         7.1 Powers and Duties of the General Partner.

             (a) The General Partner shall be responsible for the management of the Partnership's business and affairs. Except as otherwise herein expressly provided, the General Partner shall have, and is hereby granted, full and complete power, authority and discretion to take such action for and on behalf of the Partnership and in its name as the General Partner shall, in its sole and absolute discretion, deem necessary or appropriate to carry out the Partnership's business and the purposes for which the Partnership was organized. Except as otherwise expressly provided herein, the General Partner shall, on behalf of, and at the expense of, the Partnership, have the right, power and authority:

                 (i) to manage, control, invest, reinvest, acquire by purchase, lease or otherwise, sell, contract to purchase or sell, grant, obtain, or exercise options to purchase, options to sell or conversion rights, assign, transfer, convey, deliver, endorse, exchange, pledge, mortgage, abandon, improve, repair, maintain, insure, lease for any term and otherwise deal with any and all property of whatsoever kind and nature, and wheresoever situated, in furtherance of the business or purposes of the Partnership;

                 (ii) to acquire, directly or indirectly, interests in real estate of any kind and of any type, and any and all kinds of interests therein (including, without limitation, Entities investing therein), and to determine the manner in which title thereto is to be held; to manage (directly or through property managers), insure against loss, protect and subdivide any of the real estate, interests therein or parts thereof; to improve, develop or redevelop any such real estate; to participate in the ownership and development of any property; to dedicate for public use, to vacate any subdivisions or parts thereof, to resubdivide, to contract to sell, to grant options to purchase or lease, to sell on any terms; to convey, mortgage, pledge or otherwise encumber said property, or any part thereof; to lease said property or any part thereof from time to time, upon any terms and for any period of time, and to renew or extend leases, to amend, change or modify the terms and provisions of any leases and to grant options to lease and options to renew leases and options to purchase; to partition or to exchange said real property, or any part thereof, for other real or personal property; to grant easements or charges of any kind; to release, convey or assign any right, title or interest in or about or easement appurtenant to said property or any part thereof; to construct and reconstruct, remodel, alter, repair, add to or take from buildings on any property in which the Partnership owns an interest; to insure any Person having an interest in or responsibility for the care, management or repair of such property; to direct the trustee of any land trust to mortgage, lease, convey or contract to convey the real estate held in such land trust or to execute and deliver deeds, mortgages, notes and any and all documents pertaining to the property subject to such land trust or in any matter regarding such trust; and to execute assignments of all or any part of the beneficial interest in such land trust;

                 (iii) to employ, engage, indemnify or contract with or dismiss from employment or engagement Persons to the extent deemed necessary or appropriate by the General Partner for the operation and management of the Partnership business, including but not limited to contractors, subcontractors, engineers, architects, surveyors, mechanics, consultants, accountants, attorneys, insurance brokers, real estate brokers and others;

                 (iv) to enter into contracts on behalf of the Partnership, and to cause all Administrative Expenses to be paid;

                 (v) to borrow or loan money, obtain or make loans and advances from and to any Person for Partnership purposes and to apply for and secure from or accept and grant to any Person credit or accommodations; to contract liabilities and obligations (including interest rate swaps, caps and hedges) of every kind and nature with or without security; and to repay, collect, discharge, settle, adjust, compromise or liquidate any such loan, advance, obligation or liability;

                 (vi) to grant security interests, mortgage, assign, deposit, deliver, enter into sale and leaseback arrangements or otherwise give as security or as additional or substitute security or for sale or other disposition any and all Partnership property, tangible or intangible, including, but not limited to, personal property and real estate and interests in land trusts, and to make substitutions thereof, and to receive any proceeds thereof upon the release or surrender thereof; to sign, execute and deliver any and all assignments, deeds, bills of sale and contracts and instruments in writing; to authorize, give, make, procure, accept and receive moneys, payments, property notices, demands, protests and authorize and execute waivers of every kind and nature; to enter into, make, execute, deliver and receive agreements, undertakings and instruments of every kind and nature; and generally to do any and all other acts and things incidental to any of the foregoing or with reference to any dealings or transactions which the General Partner may deem necessary, proper or advisable to effect or accomplish any of the foregoing or to carry out the business and purposes of the Partnership;

                 (vii) to acquire and enter into any contract of insurance (including, without limitation, general partner liability and partnership reimbursement insurance policies) which the General Partner may deem necessary or appropriate;

                 (viii) to conduct any and all banking transactions on behalf of the Partnership; to adjust and settle checking, savings and other accounts with such institutions as the General Partner shall deem appropriate; to draw, sign, execute, accept, endorse, guarantee, deliver, receive and pay any checks, drafts, bills of exchange, acceptances, notes, obligations, undertakings and other instruments for or relating to the payment of money in, into or from any account in the Partnership's name; to make deposits into and withdrawals from the Partnership's bank accounts and to negotiate or discount commercial paper, acceptances, negotiable instruments, bills of exchange and dollar drafts;

                 (ix) to demand, sue for, receive and otherwise take steps to collect or recover all debts, rents, proceeds, interests, dividends, goods, chattels, income from property, damages and all other property, to which the Partnership may be entitled or which are or may become due the Partnership from any Person; to commence, prosecute or enforce, or to defend, answer or oppose, contest and abandon all legal proceedings in which the Partnership is or may hereafter be interested; and to settle, compromise or submit to arbitration any accounts, debts, claims, disputes and matters which may arise between the Partnership and any other Person and to grant an extension of time for the payment or satisfaction thereof on any terms, with or without security;

                  (x) to acquire interests in and contribute money or property to any limited or general partnerships, joint ventures, subsidiaries or other entities as the General Partner deems desirable;

                  (xi) to maintain or cause to be maintained the Partnership's books and records;

                  (xii) to prepare and deliver, or cause to be prepared and delivered, all financial and other reports with respect to the operations of the Partnership, and preparation and filing of all tax returns and reports;

                  (xiii) to do all things which are necessary or advisable for the protection and preservation of the Partnership's business and assets, and to execute and deliver such further instruments and undertake such further acts as may be necessary or desirable to carry out the intent and purposes of this Agreement and as are not inconsistent with the terms hereof;

                  (xiv) subject to Section 7.4 hereof, to lease any or all of the Properties to SLC, the Operating Partnership or the Affiliates of either or to any other Person on such terms and conditions as the General Partner may from time to time agree;

                  (xv) subject to Section 11.3 hereof, to authorize and cause mergers between the Partnership and other Entities in which the Partnership is the surviving Entity; and

                  (xvi) in general, to exercise all of the general rights, privileges and powers permitted to be had and exercised under the Act.


To the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any specific liability or litigation on behalf of the Partnership.

             (b) Notwithstanding the provisions of Section 7.1(a) hereof, the Partnership shall not take any action which (or fail to take any action, the omission of which) the

General Partner believes, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to qualify or continue to qualify as a REIT, (ii) could otherwise cause the General Partner to violate the REIT Requirements or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

             (c) Notwithstanding the provisions of Section 7.1(a) hereof, the Partnership shall not commingle its funds with those of any Affiliate or other entity; funds and other assets of the Partnership shall be separately identified and segregated; all of the Partnership's assets shall at all times be held by or on behalf of the Partnership, and, if held on behalf of the Partnership by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by the Partnership; and the Partnership shall maintain its own separate bank accounts, payroll and books of account.

             (d) Without the consent of the Limited Partners, the General Partner shall have no power to do any act in contravention of this Agreement or possess any Partnership property for other than a partnership purpose.

         7.2 Reimbursement of the General Partner.

             (a) Except as provided in this Section 7.2 and elsewhere in this Agreement (including the provisions of Articles 5, 6 and 8 hereof regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not receive payments from or be compensated for its services as general partner of the Partnership.

             (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the ownership and operation of, or for the benefit of, the Partnership, including, without limitation, the Administrative Expenses. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to
Section 5.1 hereof.

             (c) To the extent that any amount paid or credited to the General Partner or its officers, directors, employees or agents pursuant to Section 5.1 or Section 7.2(b) hereof would constitute gross income to the General Partner for purposes of Sections 856(c)(2) or 856(c)(3) of the Code (a "General Partner Payment") then, notwithstanding any other provision of this Agreement, the amount of such General Partner Payments for any fiscal year shall not exceed the lesser of:

                 (i) an amount equal to the excess, if any, of (A) 4.95% of the General Partner's total gross income (but not including the amount of any General Partner Payments) for the fiscal year which is described in subsections
(A) through (H) of Section 856(c)(2) of the Code over (B) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by a General Partner from sources other than those described in subsections (A) through (H) of Section 856(c)(2) of the Code (but not including the amount of any General Partner Payments); or

                 (ii) an amount equal to the excess, if any, of (A) 24.95% of the General Partner's total gross income (but not including the amount of any General Partner Payments) for the fiscal year which is described in subsections
(A) through (I) of Section 856(c)(3) of the Code over (B) the amount of gross income (within the meaning of Section 856(c)(3) of the Code) derived by the General Partner from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code (but not including the amount of any General Partner Payments); provided, however, that General Partner Payments in excess of the amounts set forth in subparagraphs (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect the General Partner's ability to qualify as a REIT. To the extent General Partner Payments may not be made in a fiscal year due to the foregoing limitations, such General Partner Payments shall carry over and be treated as arising in the following year, provided, however, that such amounts shall not carry over for more than five (5) years, and if not paid within such five (5) year period, shall expire; provided further, that (i) as General Partner Payments are made, such payments shall be applied first to carry over amounts outstanding, if any, and (ii) with respect to carry over amounts for more than one (1) fiscal year, such payments shall be applied to the earliest fiscal year first.

         7.3 Outside Activities of the General Partner. The General Partner shall not be restricted in its outside activities or investments if the General Partner makes such arrangements as are reasonably necessary, including but not limited to distributions and/or Rights, to prevent such activities or investments from having a material adverse impact on the Limited Partners and to assure that the Limited Partners share in the economic benefits of such activities or investments in a fair and equitable manner as compared to holders of Starwood Units. For purposes of this Section 7.3, the interests of the holders of RP Ordinary Units in the Operating Partnership shall be taken into account.

         7.4 Contracts with Affiliates. The Partnership may engage in transactions, enter into contracts with Affiliates, and lend money to or borrow money from Affiliates which are on terms fair and reasonable to the Partnership and no less favorable to the Partnership than would be obtained from unaffiliated third parties. The Partners hereby agree that the Partnership's leases and loans with the Operating Partnership, SLC and its Affiliates, as in effect on the date first above written, are on terms fair and reasonable to the Partnership and such terms are no less favorable to the Partnership than would be obtained from unaffiliated third parties.

         7.5 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby acknowledges and confirms that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

                  7.6 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

         7.7 Liability of the General Partner.

             (a) Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary or other damages to the Partnership, any of the Partners or any assignee of any interest of any Partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted without fraud, gross negligence or willful misconduct.

             (b) The Limited Partners expressly acknowledge (i) that the General Partner is acting on behalf of the Partnership and the General Partner's shareholders collectively, (ii) that, subject to the terms and conditions of this Agreement, the General Partner may, but is under no obligation to, consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or any assignees thereof except as provided in this Agreement) in deciding whether to cause the Partnership to take (or decline to take) any actions, and (iii) that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner acted without fraud, gross negligence or willful misconduct.

             (c) Subject to its obligations and duties as General Partner set forth in Section 7.1 hereof, the General Partner may exercise any of the powers granted to it by this

Agreement and perform any of the duties imposed upon it hereunder either directly or by or through agents. The General Partner shall not be responsible for any fraud, willful misconduct or gross negligence on the part of any such agent appointed by it without fraud, gross negligence or willful misconduct.

             (d) Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.

         7.8 Other Matters Concerning the General Partner.

             (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

             (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion of such Persons as to matters which the General Partner reasonably believes to be within such Person's professional or expert competence and in accordance with such advice or opinion shall be prima facie evidence that such actions have been done or omitted in good faith.

             (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and any attorney or attorneys-in-fact duly appointed by the General Partner. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

         7.9 Operation of SLT in Accordance with REIT Requirements.

             (a) The Partners acknowledge and agree the General Partner has the authority to cause the Partnership to be operated in a manner that will enable the General Partner to satisfy the REIT Requirements. The General Partner has the authority to cause the Partnership to avoid taking any action which would result in the General Partner ceasing to satisfy the REIT Requirements.

             (b) Without the prior consent of the General Partner, no Limited Partner or holder of RP Units or any Affiliate shall take any action, including acquiring, directly or indirectly, an interest in any tenant of a Property (including, but not limited to, the Operating Partnership, SLC or an Affiliate of either), which would have, through the actual or constructive ownership of any tenant of any Property, the effect of causing the percentage of the gross income of SLT that fails to be treated as "rents from real property" within the meaning of Section 856(d)(2) of the Code to exceed such percentage on the date first above written. Each Limited Partner and holder of RP Units shall use its best efforts to notify the General Partner on a timely basis of any direct or indirect acquisition or potential direct or indirect acquisition of Starwood Units by such Limited Partner or holder or any Affiliate or direct or indirect owner of an interest in such Limited Partner or holder that could reasonably be expected to have such effect.

         7.10 Replacement of General Partner. In the event the General Partner is no longer a Partner (whether in accordance with the provisions of this Agreement or otherwise), a successor General Partner shall be appointed by a vote of a Majority-in-Interest of the Limited Partners.


                                    ARTICLE 8

                     Dissolution, Liquidation and Winding-Up

         8.1 Accounting. In the event of the dissolution, liquidation and winding-up of the Partnership, a proper accounting shall be made of the Capital Account of each holder of RP Units and of the Net Income or Net Loss of the Partnership from the date of the last previous accounting to the date of dissolution.

         8.2 Distribution on Dissolution.

             (a) In the event of the dissolution and liquidation of the Partnership for any reason, the assets of the Partnership shall be liquidated for distribution in the following rank and order:

                 (i) payment of creditors of the Partnership, including creditors who are Partners or former Partners;

                 (ii) establishment of reserves as provided by the Liquidating Trustee to provide for contingent liabilities, if any;

                 (iii) to the holders of Class A RP Units, pro rata in accordance with the holders' ownership of Class A RP Units, in an amount equal to the excess, if any, of (A) the Class A Liquidation Preference Distribution, over (B) the sum of all prior distributions to holders of Class A RP Units pursuant to this Section 8.2(a)(iii);

                 (iv) to the holders of Class A RP Units, pro rata in accordance with the holders' ownership of Class A RP Units, in an amount equal to the excess, if any, of (A) the total of all Class A RP Special Distributions that have accrued as of the date of payment of such liquidating distribution, less
(B) the total of all previous distributions made to the holders of

Class A RP Units in respect of such Class A RP Special Distributions pursuant to
Section 6.2(a) hereof and this Section 8.2(a)(iv); and

                 (v) to the holders of RP Units and to the General Partner, in accordance with the positive balances in their Capital Accounts after giving effect to all contributions, distributions and allocations for all periods.

Whenever the Liquidating Trustee reasonably determines that any reserves established pursuant to paragraph (ii) above are in excess of the reasonable requirements of the Partnership, the amount determined to be excess shall be distributed to the Partners in accordance with the provisions of this Section 8.2(a). No Partner or holder of RP Units shall be liable to any other Partner or holder of RP Units for a deficit balance in its Capital Account.

             (b) Notwithstanding the provisions of Section 8.2(a) hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidating Trustee determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidating Trustee may, in its sole and absolute discretion, defer for a reasonable time liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners which are creditors of the Partnership) and/or, with the Consent of the Limited Partners, distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 8.2(a) hereof, undivided interests in such Partnership assets as the Liquidating Trustee deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidating Trustee, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidating Trustee deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidating Trustee shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

         8.3 Documentation of Liquidation. Upon the completion of the dissolution and liquidation of the Partnership, the Partnership shall terminate and the Liquidating Trustee shall have the authority to execute and record any and all documents or instruments required to effect the dissolution, liquidation and termination of the Partnership.


                                    ARTICLE 9

                                    Transfer

         9.1 General Partner. The General Partner shall not withdraw from the Partnership and shall not sell, assign, pledge, encumber or otherwise dispose of all or any portion of its Partnership Interest or RP Units without the Consent of the Limited Partners, which consent may be given or withheld in each Limited Partner's sole and absolute discretion. Upon any transfer of a Partnership Interest in accordance with the provisions of this Section 9.1, the transferee General Partner shall become vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner under this Agreement, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership interest so acquired. It shall be a condition to any transfer permitted hereunder that the transferee assumes by express agreement (or pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the General Partner are assumed by a successor trust or corporation by operation of law) all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Partnership Interest and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor General Partner are assumed by a successor trust or corporation by operation of law) shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners. In connection with any such permitted transfer, the successor General Partner shall be deemed admitted as such immediately prior to the effective time of the transfer from the transferor General Partner and shall continue the business of the Partnership without dissolution. If the General Partner withdraws or retires from the Partnership, in violation of this Agreement or otherwise, or dissolves, terminates or upon the Bankruptcy of the General Partner, within ninety (90) days thereafter, at least a Majority-in-Interest of the Limited Partners may elect to continue the Partnership business by selecting a substitute General Partner, which substitute General Partner accepts such election and agrees to serve as General Partner. Such successor General Partner shall thereupon succeed to the rights and obligations of the General Partner as provided in this Section 9.1.

         9.2 Transfers by Limited Partners.

             (a) No Limited Partner shall have the right, directly or indirectly, to transfer all or any part of his Partnership Interest or RP Units to any Person without the prior written consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The foregoing notwithstanding, the General Partner hereby grants the consents described in this Section 9.2 to transfers of Partnership Interests pursuant to an exercise of Rights, provided that any such transfer otherwise complies with all of the other provisions of this Article 9 (including, but not limited to, any additional consents required hereunder);

             (b) It shall be a condition to any transfer by a Limited Partner (other than a pledge, encumbrance, hypothecation or mortgage) otherwise permitted hereunder that the transferee assume by operation of law or express agreement all of the obligations of the transferor under this Agreement (including, without limitation, under this Article 9) with respect to such transferred Partnership Interest or RP Units and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor are assumed by a successor corporation by operation of law) shall relieve the transferor of its obligations under this Agreement without the approval of the General Partner, in its reasonable discretion (it being understood that a transferor shall be deemed relieved from such obligations, without the necessity of any such approval, in respect of Partnership Interests transferred to the

General Partner or the Partnership pursuant to an Exchange Rights Agreement). Upon such transfer, the transferee of a Partnership Interest shall be admitted as a Limited Partner and shall succeed to all of the rights of the transferor Limited Partner under this Agreement in the place and stead of such transferor Limited Partner (which succession, in the event of a pledge, may be entered into and become effective at the time of foreclosure or other realization of such pledge). The foregoing notwithstanding, a transferee of an RP Unit shall not be admitted as a substituted Limited Partner unless the General Partner consents, which consent may be given or withheld by the General Partner in its sole and absolute discretion. Any transferee, whether or not admitted as a substituted Limited Partner, shall succeed to the obligations of the transferor hereunder (unless such transfer is a pledge, encumbrance, hypothecation or mortgage or except as otherwise provided herein).

             (c) In addition to any other restrictions on transfer provided herein, no Partnership Interest or RP Units shall be transferable unless the transferor gives written notice of the proposed transfer which notice shall state, to the best of its knowledge, that such transfer will not violate any of the restrictions set forth in Section 9.3 hereof.

             (d) Any permitted transferee under this Section 9.2 who is not admitted as a Limited Partner in accordance with this Article 9 or a transferee who only holds RP Units shall be considered an assignee for purposes of this Agreement. An assignee shall be deemed to have had assigned to it, and shall be entitled to receive, distributions from the Partnership and the share of Net Income, Net Loss, and any other items of income, gain, loss, deduction and credit of the Partnership and rights attributable to the Partnership Interests assigned to such transferee, but shall not be deemed to be a holder of Partnership Interests for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Interests in any matter presented to the Limited Partners for a vote. In the event any such transferee desires to make a further assignment of any such Partnership Interests, such transferee shall be subject to all the provisions of this Article 9 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Interests.

             (e) The Limited Partners acknowledge that neither the Partnership Interests nor the RP Units have been registered under any federal or state securities laws and, as a result thereof, they may not be sold or otherwise transferred, except in compliance with such laws. Notwithstanding anything to the contrary contained in this Agreement, no Partnership Interest or RP Units may be sold or otherwise transferred unless such transfer is exempt from registration under any applicable securities laws or such transfer is registered under such laws, it being acknowledged that the Partnership has no obligation to take any action which would cause any such Partnership Interests or RP Units to be registered.

         9.3 Certain Restrictions on Transfer. In addition to any other restrictions on transfer herein contained, except with the consent of the General Partner, in no event may any transfer of a Partnership Interest or RP Units by any Person be made (a) to any person or Entity that lacks the legal right, power or capacity to own a Partnership Interest or RP Units; (b) in the event such transfer would be substantially likely to cause the General Partner to cease to comply with the REIT Requirements; (c) if such transfer would be substantially likely to cause a termination of the Partnership for federal income tax purposes; (d) if such transfer would be substantially likely to, in the opinion of counsel to the Partnership, cause the Partnership to cease to be classified as a Partnership for federal income tax purposes; (e) if such transfer would be substantially likely to result in the Partnership being treated as a "publicly traded partnership" or is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of
Section 7704 of the Code and the Regulations thereunder; (f) in violation of the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (g) if the General Partner reasonably believes that such transfer may (i) cause any portion or all of the assets of the Partnership to be deemed pursuant to United States Department of Labor Regulation Section 2510.3-101 or otherwise pursuant to ERISA or the Code to be for any purpose of ERISA or Section 4975 of the Code assets of any Restricted Entity, or (ii) cause a "prohibited transaction" (as defined in Section 4975(c) of the Code or within the meaning of Section 406 of ERISA) to occur, or (iii) cause the Partnership to become with respect to any Restricted Entity a "party in interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(e) of the Code) or (iv) cause the Partnership to be jointly and severally liable for any obligation arising under ERISA or the Code with respect to any "employee benefit plan" as defined in and subject to ERISA or any "plan" as defined in Section 4975 of the Code; or
(h) if the intended transferee is a Restricted Entity. Any purported transfer described in this Section 9.3 shall be void ab initio.

         9.4 Effective Dates of Transfers.

             (a) Transfers pursuant to this Article 9 may be made on any day, but for purposes of this Agreement, the effective date of any such transfer shall be (i) the first day of the month in which such transfer occurred if such transfer occurred on or prior to the fifteenth calendar day of a month, or (ii) the first day of the month immediately following the month in which such transfer occurred, if such transfer occurred after the fifteenth calendar day of a month, or such other date determined by the General Partner pursuant to such convention as may be administratively feasible and consistent with applicable law.

             (b) If any Partnership Interest or RP Unit is transferred or assigned in compliance with the provisions of this Article 9, on any day other than the first day of a calendar year, then Net Income, Net Loss, each item thereof and all other items attributable to such Partnership Interest or RP Unit for such year shall be allocated to the transferor, and, in the case of a transfer or assignment other than a redemption, to the transferee, by taking into account their varying interests during such year in accordance with Section 706(d) of the Code, using any method permitted thereunder. All distributions pursuant to Section 6.2 hereof attributable to such transferred Partnership Interests or RP Units (i) with respect to which the Partnership Record Date is before the effective date of such transfer (other than a pledge, encumbrance, hypothecation or mortgage) shall be made to the transferor, and (ii) with respect to any Partnership Record Date after the effective date of such transfer (other than a pledge, encumbrance, hypothecation or mortgage) shall be paid to the transferee.

         9.5  Transfer.

              (a) The term "transfer," when used in this Article 9 with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a Person purports to assign its Partnership Interest or any portion thereof (including RP Units) to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

              (b) No Partnership Interest or RP Unit shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 9. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 9 shall be null and void.


                                   ARTICLE 10

                 Rights and Obligations of the Limited Partners

         10.1 No Participation in Management. No Limited Partner, in its capacity as such, shall take part in the management of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Any rights expressly granted to the Limited Partners in this Agreement shall not be deemed to be rights relating to the management of the Partnership's business.

         10.2 Bankruptcy of a Limited Partner. The Bankruptcy of any Limited Partner shall not cause a dissolution of the Partnership, but the rights of such Limited Partner to share in the Net Profits or Net Losses of the Partnership and to receive distributions of Partnership funds shall, on the happening of such event, devolve on its successors or assigns, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. In no event, however, shall such assignee(s) become a substituted Limited Partner except in accordance with Article 9 hereof.

         10.3 No Withdrawal. No Limited Partner may withdraw from the Partnership without the prior written consent of the General Partner, other than as provided in Article 9 hereof.

         10.4 Conflicts. The Partners recognize that the Limited Partners and their Affiliates have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Partnership, and that such Persons are entitled to carry on such other business interests, activities and investments. In deciding whether to take any actions in such capacity, such Limited Partners and their Affiliates may, but shall be under no obligation to, consider the separate interests of the Partnership and shall have no fiduciary obligations to the Partnership and shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the other Partners in connection with such actions except for damages for losses sustained or liabilities incurred which result from a Limited

Partner breaching a representation, warranty or covenant hereunder or to the extent provided in the Formation Agreement; nor shall the Partnership or the General Partner be under any obligation to consider the separate interests of the Limited Partners and their Affiliates in such capacity or have any fiduciary obligations to the Limited Partners and their Affiliates in such capacity or be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Limited Partners and their Affiliates in such capacity arising from actions or omissions taken by the Partnership. The Limited Partners and their Affiliates may engage in or possess an interest in any other business or venture of any kind, independently or with others, on their own behalf or on behalf of other entities with which they are affiliated or associated, and such persons may engage in any activities, whether or not competitive with the Partnership, without any obligation to offer any interest in such activities to the Partnership or to any Partner. Neither the Partnership nor any Partner shall have any right, by virtue of this Agreement, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. Notwithstanding the foregoing, the provisions of this Section 10.4 shall not negate or impair any other written agreement between one or more of the Limited Partners and the General Partner or the Partnership (including Section 6.6 of the Formation Agreement) or any duties which a Limited Partner may have in such Limited Partner's capacity as an officer or director of the General Partner.

         10.5 Provision of Information.

              (a) With respect to any information required to be provided to the Limited Partners pursuant to Section 17-305 (or any successor thereto) of the
Act: (i) the cost of preparing or providing any such information (including, without limitation, fees paid to any person or entity in connection therewith) shall be paid by the requesting Partner and in no event shall such information be required to be given to the requesting Partner until such payment has been made to the Partnership; (ii) in no event shall any financial statements of the Partnership be required to be provided except for such statements as have already been prepared or are otherwise required to be provided to the Limited Partners under this Agreement and in no event shall any statements which have been prepared be required to be audited, reviewed or otherwise examined by a certified public accountant, if the statements are not otherwise required to be so audited, reviewed or examined pursuant to the provisions of this Agreement; and (iii) in no event shall such information be required to be furnished until forty-five (45) days after such request and unless the information is already in the possession of the Partnership.

              (b) In addition to other rights provided by this Agreement or by the Act, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense (excluding copying and administrative expenses of the General Partner):

                  (i) to obtain a copy of the most recent annual and quarterly reports and current reports on Form 8-K filed with the SEC by the General Partner pursuant to the Securities Exchange Act of 1934;

                  (ii) to obtain a copy of the Partnership's federal, state and local income tax returns for each fiscal year of the Partnership;

                  (iii) to obtain a current list of the name and last known business, residence or mailing address of each Partner; and

                  (iv) to obtain a copy of this Agreement and the Certificate, together with executed copies of all powers of attorney pursuant to which this Agreement and the Certificate have been executed.

              (c) Notwithstanding any other provision of this Section 10.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that is not material to the Limited Partners and that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

         10.6 Power of Attorney.

              (a) Each Limited Partner constitutes and appoints the General Partner, any Liquidating Trustee and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to: execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidating Trustee deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (ii) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms;
(iii) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; and (iv) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to the provisions of this Agreement or the Capital Contribution of any Partner.

              (b) The foregoing power of attorney is irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive the death or incompetency of a Limited Partner to the effect and extent permitted by law, subsequent incapacity of any Limited

Partner and the transfer of all or any portion of such Limited Partner's Partnership Interests and shall extend to such Limited Partner's heirs, successors, assigns and personal representatives.

              (c) Nothing contained in this Section 10.6 shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article 11 hereof.

         10.7 Ownership of Starwood Units.

              (a) Each Limited Partner and holder of RP Units hereby agrees to provide the General Partner within fifteen (15) days of any written request therefor, a statement, to the best of its knowledge, describing the number of Starwood Units actually or constructively owned by such Limited Partner or holder of RP Units and all direct and indirect owners of such Limited Partner or holder for purposes of the REIT Requirements as determined under Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, or Section 544 of the Code, as modified by Section 856(h) of the Code.

              (b) Each Limited Partner and holder of RP Units, except to the extent that the General Partner provides prior written consent, hereby represents, warrants and covenants that (A) it is not and will not become a Restricted Entity, (B) no "prohibited transaction" (as defined in Section 4975(c) of the Code or within the meaning of Section 406 of ERISA) has occurred or will occur that would not have occurred or occur if the Limited Partner or holder of RP Units and its Affiliates were not Limited Partners and were not holders of RP Units, (C) the Partnership has not become and will not become with respect to any Restricted Entity a "party in interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(e) of the
Code) which the Partnership would not have become or be if the Limited Partner or holder of RP Units and its Affiliates were not Limited Partners and were not holders of RP Units, and (D) the Partnership has not and will not become jointly and severally liable for any obligations arising under ERISA or the Code with respect to any "employee benefit plan" as defined in and subject to ERISA or any "plan" as defined in the Code for which the Partnership has not become or would not be liable if the Limited Partner or holder of RP Units and its Affiliate were not Limited Partners and were not holders of RP Units.

         10.8 Waiver of Fiduciary Duty. Each Limited Partner and holder of RP Units hereby waives, to the maximum extent permitted under law, any and all fiduciary duties of the General Partner to each, all or any combination of them and hereby agrees that the General Partner may, but is under no obligation to, take their interests into account in performing or refraining from performing any act permitted under this Agreement.

                                   ARTICLE 11

                  Amendment of Partnership Agreement, Meetings

         11.1 Amendments.

              (a) This Agreement may not be amended unless such amendment is approved by the General Partner with the Consent of the Limited Partners, except as provided below in this Section 11.1.

              (b) Notwithstanding Section 11.1(a) hereof, the General Partner shall have the power, without the Consent of the Limited Partners but after five
(5) Business Days notice to the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                  (i) to add to the obligations of the General Partner for the benefit of the Limited Partners;

                  (ii) to reflect the admission, substitution, termination or withdrawal of Partners after the date hereof in accordance with Section 4.1(d) or Article 9 of this Agreement, provided that the General Partner shall not be required to give the notice referred to in the first paragraph of this subsection (b) in respect of the transaction described in this Paragraph (ii);

                  (iii) to set forth the rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to
Article 4 hereof;

                  (iv) to reflect a change that is of an inconsequential nature and does not materially adversely affect the Limited Partners, or to cure any ambiguity, correct or supplement any provision of this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

                  (v) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

                  (vi) to prevent all or any portion of the assets of the Partnership from being deemed pursuant to United States Department of Labor Regulation Section 2510.3- 101 or otherwise pursuant to ERISA or the Code to be, for any purpose of ERISA or Section 4975 of the Code, assets of any Restricted Entity;

                  (vii) to prevent the Partnership from being characterized as a "publicly traded partnership" pursuant to Section 7704 of the Code and Regulations;

                  (viii) to enable the General Partner to satisfy the REIT Requirements; and

                  (ix) to maintain the Partnership's characterization as a partnership for tax purposes.

              (c) Notwithstanding Sections 11.1(a) and 11.1(b) hereof, this Agreement shall not be amended without the prior written consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner's interest, (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partners to receive allocations and distributions pursuant to Article 6 or Section 8.2 hereof (except as permitted pursuant to Article 4 and Sections 11.1(b)(iii) and 11.1(d) hereof), (iv) alter or modify the Rights set forth in an Exchange Rights Agreement or a Registration Rights Agreement except in compliance therewith, (v) except in furtherance of Sections 11.1(b)(vii), (viii) or (ix) hereof, alter such Partner's rights to transfer its Partnership Interest; (vi) amend Sections 7.7, 7.8 or 10.7 hereof or (vii) amend Sections 11.1(c) or 11.1(d) hereof.

              (d) Notwithstanding Section 11.1(c) hereof and subject to (but not in limitation of) the rights granted to the General Partner pursuant to Article 4 hereof and this Article 11, this Agreement may be amended to (i) alter the rights of any or all of the Partners to receive allocations and distributions pursuant to Article 6 or Section 8.2 hereof or (ii) alter the rights of any or all of the Partners to transfer their Partnership Interests if such amendment is approved by the prior written consent of a majority of each class or group of Partnership Interests that is treated in a uniform or pro rata basis by such amendment.

         11.2 Meetings of the Partners; Notices to Partners.

              (a) Meetings of Partners may be called by the General Partner or by Limited Partners holding at least 1% of the Partnership Interests to act on any matter specified herein or in the Act to be voted on or consented to by the Partners. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven
(7) Business Days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of the Limited Partners is permitted or required under this Agreement, such vote or consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 11.2(b) hereof.

              (b) Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by the General Partner and such percentage or number of the Limited Partners as is expressly required by this Agreement. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the Partners. Such consent shall be filed with the General Partner and copies thereof delivered to all Partners. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

              (c) Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it. No such proxy and no such revocation shall be effective unless a copy thereof has been delivered to the General Partner.

              (d) Whenever the Consent of the Limited Partners is required hereunder, the General Partner shall provide a notice to each Partner who is a Limited Partner on the date the notice is given setting forth the matter(s) as to which it proposes to seek such consent at least five (5) Business Days in advance of the date upon which such consent is sought.

         11.3 Mergers. Notwithstanding Section 7.1(a)(xv) hereof, the General Partner may not authorize or cause a merger between the Partnership and another Entity (a) if the Partnership is not the surviving Entity in the merger, or (b) without the prior written consent of the Limited Partners whose consent would have been required pursuant to Section 11.1(c) and (d) hereof if such merger had been an amendment to this Agreement or (c) without the Consent of the Limited Partners if such merger would otherwise have a material adverse impact on the rights, duties or obligations of the Limited Partners.


                                   ARTICLE 12

                               General Provisions

         12.1 No Liability of Directors and Others. Notwithstanding anything to the contrary contained herein, no recourse shall be had by the Partnership or any Partner against any trustee, director, shareholder, officer, employee, agent or attorney of the General Partner for any act or omission of the General Partner or any obligation or liability of the General Partner under this Agreement, and none of the foregoing shall have any personal liability for or with respect to any of the foregoing; provided that the foregoing shall not relieve any trustee, officer or director of the General Partner of any liability in his capacity as such.

         12.2 Notices. All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and may be personally served, sent by United States mail, or sent via facsimile. A notice shall be deemed to have been given when delivered in person or, if sent by United States mail, three business days after deposit in United States mail, registered or certified, postage prepaid, and properly addressed, by or to the appropriate party, or, if sent via facsimile, upon receipt by the sending party of verification of transmission. For purposes of this Section 12.2, the addresses of the parties hereto shall be as set forth on Exhibit B hereto. The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof.

         12.3 Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Delaware, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary. Each of the parties hereto irrevocably submits and consents to the jurisdiction of the United States District Court for the Southern District of New York in connection with any action or proceeding arising out of or relating to this Agreement and irrevocably waives any immunity from jurisdiction thereof and any claim of proper venue, forum non conveniens or any similar basis to which it might otherwise be entitled in any such action or proceeding.

         12.4 Execution of Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

         12.5 Severability. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

         12.6 Entire Agreement. This Agreement (together with the Exhibits hereto) and the Formation Agreement contain the entire understanding among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The parties hereto intend that this Agreement be treated as a separate and distinct agreement and as not being part of any other agreement (other than the Formation Agreement), arrangement, partnership or joint venture. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

         12.7 Paragraph Headings. The paragraph headings in this Agreement are for convenience and they form no part of this Agreement and shall not affect its interpretation.

         12.8 Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate. The term "including" shall mean "including, but not limited to."

         12.9 Number of Days. In computing the number of days (other than Business Days) for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which national banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

         12.10 Partners Not Agents. Nothing contained herein shall be construed to constitute any Partner the agent of another Partner, except as specifically provided herein, or in any manner to limit the Limited Partners in the carrying on of their own respective businesses or activities.

         12.11 Assurances. Each of the Partners shall hereafter execute and deliver such further instruments and do such further acts and things as may be reasonably required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

         12.12 Waiver of Partition. Each Partner hereby waives any right such Partner may have to partition its interest in the Partnership or any property of the Partnership.

         12.13 Starwood Hotels & Resorts. The name "Starwood Hotels & Resorts" is a designation of Starwood Hotels & Resorts and its Trustees (as Trustees but not personally) under the Declaration of Trust, and all persons dealing with Starwood Hotels & Resorts shall look solely to Starwood Hotels & Resorts' assets for the enforcement of any claims against Starwood Hotels & Resorts, as the Trustees, officers, agents and security holders of Starwood Hotels & Resorts assume no personal liability for obligations entered into on behalf of Starwood Hotels & Resorts, and their respective individual assets shall not be subject to the claims of any person relating to such obligations.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed on their behalf as of the date first above written.

                              GENERAL PARTNER:

                              STARWOOD HOTELS & RESORTS, a
                              Maryland real estate investment trust


                              By: /s/ Steven R. Goldman
                                  -------------------------------
                                  Name: Steven R. Goldman
                                  Title: Executive Vice President

                              LIMITED PARTNERS:


                              STARWOOD HOTEL INVESTORS II, L.P.

                              By: STARWOOD CAPITAL GROUP I, L.P.

                              By: BSS CAPITAL PARTNERS, L.P.,
                                   General Partner

                              By: STERNLICHT HOLDINGS II, Inc.
                                   General Partner


                              By: /s/ Madison F. Grose
                                  -------------------------------
                                  Name: Madison F. Grose
                                  Title:


                              FIREBIRD CONSOLIDATED PARTNERS, L.P.


                              By: /s/ Madison F. Grose
                                  -------------------------------
                                  Name: Madison F. Grose
                                  Title: Authorized by General Partner

                              APPOLLO REAL ESTATE INVESTMENT
                              FUND, L.P.

                              By: APPOLLO REAL ESTATE ADVISORS, L.P.

                              By: APPOLLO REAL ESTATE MANAGEMENT,
                                  INC.

                              By: /s/ Ronald J. Solotrub
                                  -------------------------------
                                  Name: Ronald J. Solotrub
                                  Title: Vice President and Controller


                              PHILADELPHIA HSR LIMITED PARTNERSHIP


                              By: /s/ Edwin Sidman
                                  -------------------------------
                                  Name: Edwin Sidman
                                  Title: General Partner


                              STARWOOD OPPORTUNITY FUND II, L.P.

                              By: STARWOOD CAPITAL GROUP I, L.P.
                                  General Partner

                              By: BSS CAPITAL PARTNERS, L.P.,
                                  General Partner

                              By: STERNLICHT HOLDINGS II, Inc.
                                  General Partner


                              By: /s/ Madison F. Grose
                                  -------------------------------
                                  Name: Madison F. Grose
                                  Title:



                              -----------------------------------
                              EDWARD J. ROHLING

                              ZIFF INVESTORS PARTNERSHIP, L.P. II

                              By: PBK HOLDINGS, INC.

                              By: /s/ Mark A. Beaudoin
                                  -------------------------------
                                  Name: Mark A. Beaudoin
                                  Title: Treasurer


                              MONTROSE CORPORATION


                              By:
                                  -------------------------------
                                  Name:
                                  Title:


                              HARVEYWOOD HOTEL INVESTORS, L.P.


                              By: /s/ Madison F. Grose
                                  -------------------------------
                                  Name: Madison F. Grose
                                  Title: Authorized by General Partner


                              THE HERMITAGE, L.P.

                              By: HERMITAGE OF NASHVILLE, INC.
                                  General Partner


                              By:
                                  -------------------------------
                                  Name:
                                  Title:


                              BRAINARD HOLDINGS, INC.


                              By: /s/ Robert K. Hamshaw
                                  -------------------------------
                                  Name: Robert K. Hamshaw
                                  Title: Secretary


                              /s/ Barry S. Sternlicht
                              -----------------------------------
                              BARRY S. STERNLICHT

                              THE BARRY S. STERNLICHT FAMILY SPRAY
                              TRUST I


                              By: /s/ Barry S. Sternlicht
                                  -------------------------------
                                  Name: Barry S. Sternlicht
                                  Title: Trustee


                              THE BARRY S. STERNLICHT FAMILY SPRAY
                              TRUST II


                              By: /s/ Barry S. Sternlicht
                                  -------------------------------
                                  Name: Barry S. Sternlicht
                                  Title: Trustee


                              THE BARRY S. STERNLICHT FAMILY SPRAY
                              TRUST III


                              By: /s/ Barry S. Sternlicht
                                  -------------------------------
                                  Name: Barry S. Sternlicht
                                  Title: Trustee


                              /s/ Jack Nash
                              -----------------------------------
                              JACK NASH


                              THE NASH FAMILY PARTNERSHIP


                              By: /s/ Joshua Nash
                                  -------------------------------
                                  Name: Joshua Nash
                                  Title: General Partner


                              Madison F. Grose
                              -----------------------------------
                              MADISON F. GROSE

                              THE MADISON F. GROSE IRREVOCABLE
                              INSURANCE TRUST


                              By:
                                  -------------------------------
                                  Name:
                                  Title: Trustee



                              -----------------------------------
                              MAX C. CHAPMAN


                              /s/ Merrick R. Kleeman
                              -----------------------------------
                              MERRICK R. KLEEMAN


                              /s/ James R. Gates
                              -----------------------------------
                              JAMES R. GATES



                              -----------------------------------
                              CARLY SIMON


                              /s/ Steven R. Goldman
                              -----------------------------------
                              STEVEN R. GOLDMAN


                              /s/ Alan Schwartz
                              -----------------------------------
                              ALAN SCHWARTZ



                              -----------------------------------
                              JAY SUGARMAN


                              /s/ John Z. Kukral
                              -----------------------------------
                              JOHN Z. KUKRAL


                              /s/ Jerome C. Silvey
                              -----------------------------------
                              JEROME C. SILVEY

                              -----------------------------------
                              MICHAEL MUELLER


                              /s/ James G. Babb, III
                              -----------------------------------
                              JAMES G. BABB, III


                              LAMBSTER PARTNERS LIMITED
                              PARTNERSHIP

                              By: STER INC.
                                  General Partner

                              By: /s/ Neil G. Bluhm
                                  -------------------------------
                                  Name: Neil G. Bluhm
                                  Title: President



                              -----------------------------------
                              JEFF DISHNER



                              -----------------------------------
                              GEOFFREY BEER


                              /s/ Lowell D. Kraff
                              -----------------------------------
                              LOWELL D. KRAFF



                              -----------------------------------
                              STEPHEN FIORE


                              /s/ Jennifer Albero
                              -----------------------------------
                              JENNIFER ALBERO


                              /s/ James A. Kleeman, M.D., PC
                              -----------------------------------
                              JAMES A. KLEEMAN, M.D., PC



                              -----------------------------------
                              ELLIS F. RINALDI

                              -----------------------------------
                              J. PETER PAGANELLI


                              /s/ John F. Couture
                              -----------------------------------
                              JOHN F. COUTURE


                              /s/ James Oldham
                              -----------------------------------
                              JAMES OLDHAM



                              THE PRUDENTIAL INSURANCE COMPANY
                              OF AMERICA, on behalf of Prudential Property
                              Investment Separate Account II


                              By: /s/ Roger S. Pratt
                                  -------------------------------
                                  Name: Roger S. Pratt
                                  Title: Managing Director


                              GARY MENDELL FAMILY PARTNERSHIP


                              By:
                                  -------------------------------
                                  Name:
                                  Title:



                              -----------------------------------
                              GARY MENDELL



                              -----------------------------------
                              ELLEN-JO MENDELL



                              -----------------------------------
                              STEPHEN MENDELL



                              -----------------------------------
                              MURRAY DOW II

                              WESTPORT HOSPITALITY, INC.


                              By:
                                  -------------------------------
                                  Name:
                                  Title:


                              ZAPCO HOLDINGS, INC.


                              By: /s/ [illegible]
                                  -------------------------------
                                  Name:
                                  Title:


                              ZAPCO HOLDINGS, INC. DEFERRED
                              COMPENSATION PLAN TRUST


                              By: /s/ Nancy S. Heinrich
                                  -------------------------------
                                  Name: Nancy S. Heinrich
                                  Title: Trustee


                              /s/ Orna L. Shulman
                              -----------------------------------
                              ORNA L. SHULMAN


                              /s/ Arthur Green
                              -----------------------------------
                              ARTHUR GREEN



                              -----------------------------------
                              MICHAEL HALL


                              /s/ Mark Rosinsky
                              -----------------------------------
                              MARK ROSINSKY


                              /s/ Randi Rosinsky
                              -----------------------------------
                              RANDI ROSINSKY

                              /s/ John Daily
                              -----------------------------------
                              JOHN DAILY


                              /s/ Felix Cacciato
                              -----------------------------------
                              FELIX CACCIATO


                              /s/ Thomas Clearwater
                              -----------------------------------
                              THOMAS CLEARWATER



                              -----------------------------------
                              HARVEY MOORE



                              -----------------------------------
                              TRACY DRISCOLL


                              GEOFFREY T. BOISI REVOCABLE TRUST


                              By:
                                  -------------------------------
                                  Name:
                                  Title:


                              /s/ Daniel Stern
                              -----------------------------------
                              DANIEL STERN


                              WILLIAM A.M. BURDEN & CO., L.P.

                              By: BURDEN BROTHERS, INC.,
                                  General Partner


                              By: /s/ Jeffery A. Weber
                                  -------------------------------
                                  Name: Jeffrey A. Weber
                                  Title: President and CEO

                              JAW HOLDINGS I, L.L.C.


                              By: /s/ Jeffrey A. Weber
                                  -------------------------------
                                  Name: Jeffrey A. Weber
                                  Title: Member


                              WHWE L.L.C.

                              By: WHITEHALL STREET REAL ESTATE
                                  LIMITED PARTNERSHIP V,
                                  Member and Manager


                              By: /s/ Stuart M. Rothenberg
                                  -------------------------------
                                  Name: Stuart M. Rothenberg
                                  Title: Vice President



                              WOODSTAR INVESTOR PARTNERSHIP

                              By: MARSWOOD INVESTORS, L.P.,
                                  General Partner

                              By: STARWOOD CAPITAL GROUP, L.P.,
                                  General Partner

                              By: BSS CAPITAL PARTNERS, L.P.,
                                  General Partner

                              By: STERNLICHT HOLDINGS II, INC.,
                                  General Partner


                              By: /s/ Madison F. Grose
                                  -------------------------------
                                  Name: Madison F. Grose
                                  Title:

                              NOMURA ASSET CAPITAL CORPORATION


                              By:
                                  -------------------------------
                                  Name:
                                  Title:


                              STARWOOD HOTELS & RESORTS
                              WORLDWIDE, INC.


                              By: /s/ Thomas C. Janson, Jr.
                                  -------------------------------
                                  Name: Thomas C. Janson, Jr.
                                  Title: Executive Vice President and
                                         General Counsel

                                    EXHIBIT A

               LIST OF PARTNERS, PERCENTAGE INTERESTS AND RP UNITS

                                [To Be Provided]

                                   EXHIBIT A-1

   LIST OF CLASS A LIMITED PARTNERS, PERCENTAGE INTERESTS AND CLASS A RP UNITS

                                [To Be Provided]

                                    EXHIBIT B

                          NOTICE ADDRESSES OF PARTNERS

                                [To Be Provided]